                                                                  Exhibit 10.40



                                      LEASE

                                      FROM:

                      CALI AIRPORT REALTY ASSOCIATES, L.P.

                                     LESSOR




                                       TO:

                            BLUESTONE SOFTWARE, INC.

                                     LESSEE




                                    BUILDING:

                             AIRPORT BUSINESS CENTER
                                300 STEVENS DRIVE
                              LESTER, PENNSYLVANIA

                                TABLE OF CONTENTS

1.       DESCRIPTION                                                 3

2.       TERM                                                        3

3.       BASIC RENT                                                  4

4.       USE AND OCCUPANCY                                           4

5.       CARE AND REPAIR OF PREMISES                                 4

6.       ALTERATIONS, ADDITIONS OR IMPROVEMENTS                      5

7.       ACTIVITIES INCREASING FIRE INSURANCE RATES                  7

8.       ASSIGNMENT AND SUBLEASE                                     7

9.       COMPLIANCE WITH RULES AND REGULATIONS                      10

10.      DAMAGES TO BUILDING/WAIVER OF SUBROGATION                  10

11.      EMINENT DOMAIN                                             11

12.      INSOLVENCY OF LESSEE                                       11

13.      LESSEE'S DEFAULT                                           11

14.      LESSOR'S REMEDIES ON DEFAULT                               11

15.      SUBORDINATION OF LEASE                                     15

16.      SECURITY DEPOSIT                                           15

17.      RIGHT TO CURE LESSEE'S BREACH                              17

18.      MECHANIC'S LIENS                                           17

19.      RIGHT TO INSPECT AND REPAIR                                17

20.      SERVICES TO BE PROVIDED BY LESSOR/LESSOR'S EXCULPATION     17

21.      INTERRUPTION OF SERVICES OR USE                            18

22.      BUILDING STANDARD OFFICE ELECTRICAL SERVICE                18

23.      ADDITIONAL RENT                                            20

24.      LESSEE'S ESTOPPEL                                          23

25.      HOLDOVER TENANCY                                           23

26.      RIGHT TO SHOW PREMISES                                     23

27.      LESSOR'S WORK - LESSEE'S DRAWINGS                          23

28.      WAIVER OF TRIAL BY JURY                                    23

29.      LATE CHARGE                                                24

30.      LESSEE'S INSURANCE                                         24

31.      NO OTHER REPRESENTATIONS                                   26

32.      QUIET ENJOYMENT                                            26

33.      INDEMNITY                                                  26

34.      PARAGRAPH HEADINGS                                         26

35.      APPLICABILITY TO HEIRS AND ASSIGNS                         26

36.      OUTSIDE PARKING SPACES                                     26

37.      LESSOR'S LIABILITY FOR LOSS OF PROPERTY                    26

38.      PARTIAL INVALIDITY                                         27

39.      LESSEE'S BROKER                                            27

40.      PERSONAL LIABILITY                                         27

41.      NO OPTION                                                  27

42.      DEFINITIONS                                                27

43.      LEASE COMMENCEMENT                                         28

44.      NOTICES                                                    28

45.      ACCORD AND SATISFACTION                                    29

46.      EFFECT OF WAIVERS                                          29

47.      LEASE CONDITION                                            29

48.      MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE                 29

49.      LESSOR'S RESERVED RIGHT                                    29

50.      CORPORATE AUTHORITY                                        29

51.      INTENTIONALLY OMITTED                                      29

52.      LESSEE'S RELOCATION                                        29

53.      BUILDING PERMIT                                            30

54.      INTENTIONALLY OMITTED                                      30

55.      USE AND OCCUPANCY TAX AND MISCELLANEOUS TAXES              30

56.      APPRAISAL, FAIR MARKET VALUE                               31

57.      RIGHT OF FIRST OFFER                                       31

58.      ARBITRATION                                                32


         THIS LEASE is made the 29 day of October, 1999, between CALI AIRPORT REALTY ASSOCIATES, L.P. ("Lessor") whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and BLUESTONE SOFTWARE, INC. ("Lessee") whose address is 100 Briggs Road, Mt. Laurel, New Jersey 08054.

                                    PREAMBLE

                     BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

1. ADDITIONAL RENT shall mean all sums in addition to Fixed Basic Rent payable by Lessee to Lessor pursuant to the provisions of the Lease.

2.       BASE PERIOD COSTS shall mean the following:

         A. Base Operating Costs: Those Operating Costs incurred during Calendar Year 1999.

         B. Base Real Estate Taxes: Those Real Estate Taxes incurred during Calendar Year 1999.

         C.   Base Utility and Energy Costs: 0. See Section 22.a.

3.       BUILDING shall mean 300 Stevens Drive.

4.       BUILDING HOLIDAYS shall be those shown on Exhibit E.

5. BUILDING HOURS shall be Monday through Friday, 8:00 a.m. to 6:00 p.m., and on Saturdays from 8:00 a.m. to 1:00 p.m., but excluding those holidays as set forth on Exhibit E attached hereto and made a part hereof, except that Common Facilities, lighting in the Building and Office Building Area shall be maintained for such additional hours as, in Lessor's sole judgement, is necessary or desirable to insure proper operating of the Building and Office Building Area.

6. COMMENCEMENT DATE is January 1, 2000, and shall for purposes hereof be subject to Articles 27 and 43 hereof.

7. CONSTRUCTION ALLOWANCE shall mean Four Hundred Seventy-Nine Thousand One Hundred Forty Dollars ($479,140) which amount is the product of Twenty Dollars ($20) multiplied by the gross rentable square feet in the Premises, which is stipulated by the parties to be 23,957 gross rentable square feet.

8. DEMISED PREMISES OR PREMISES shall from the Commencement Date through midnight on May 31, 2000, be deemed to be 15,000 gross rentable square feet on the 3rd floor of the Building identified and shown as Phase 1 on Exhibit A-1 hereto (such space is sometimes hereinafter referred to as the "Phase 1 Space"). From 12:01 a.m. on June 1, 2000, through the end of the Term, "Demised Premises" or "Premises" shall mean the Phase 1 Space plus 8,957 gross rentable square feet on the 3rd floor of the Building identified and shown as Phase 2 on Exhibit A-1 hereto (such space is sometimes hereinafter referred to as the "Phase 2 Space"). The combined gross rentable square feet of the Phase 1 Space and the Phase 2 Space is 23,957, all more fully shown on Exhibit A hereto. The Demised Premises or Premises includes an allocable share of the Common Facilities as defined in Article 42(b).

9. EXHIBITS shall be the following, attached to this Lease and incorporated herein and made a part hereof.

                   Exhibit A            Location of Premises
                   Exhibit A-1          Phase 1 Space and Phase 2 Space
                   Exhibit A-2          Office Building Area

                   Exhibit B            Rules and Regulations
                   Exhibit C            Lessor's Work
                   Exhibit C-1          Air Conditioning &
                                        Heating Design Standards
                   Exhibit D            Cleaning Services
                   Exhibit E            Building Holidays
                   Exhibit F            Tenant Estoppel Certificate
                   Exhibit G            Commencement Date Agreement
                   Exhibit H            Form of Letter of Credit
                   Schedule 1           Rent Schedule

10. EXPIRATION DATE shall be the last day of the month that is the ninetieth (90th) month after the month in which the Commencement Date occurs.

11. FIXED BASIC RENT shall mean: FOUR MILLION FIVE HUNDRED SIXTEEN THOUSAND ONE HUNDRED SIXTY-THREE DOLLARS AND TWENTY-FIVE CENTS ($4,516,163.25) for the Term payable as shown on Schedule 1 hereto.

12.      LESSEE'S BROKER shall mean Insignia/ESG Jackson-Cross Company.

13. LESSEE'S PERCENTAGE shall be (i) from the Commencement Date through May 31, 2000, 22.06%; and (ii) from 12:01 on June 1, 2000 through the end of the Term, 35.23%, subject to adjustment as provided for in Article 42(d).

14.      OFFICE BUILDING AREA is as set forth on Exhibit A-2.

15. PARKING SPACES shall mean a total of ninety-eight (98) spaces as follows:

                   Assigned:            N/A

                   Unassigned:          Ninety-eight (98)

                   Garage:              N/A

16.      PERMITTED USE shall be general office use and for no other purpose.

17.      SECURITY DEPOSIT shall be as defined in Article 16.

18. TERM shall mean seven (7) years and six (6) months from the Commencement Date, plus the number of days to have the lease expire on the last day of a calendar month, unless extended pursuant to any option contained herein.

                               W I T N E S S E T H

              For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Lessor and Lessee agree as follows:

1. DESCRIPTION: Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, the Premises as defined in the Preamble which includes an allocable share of the Common Facilities, as shown on the plan or plans, initialed by the parties hereto, marked Exhibit A attached hereto and made part of this Lease in the Building as defined in the Preamble, (hereinafter called the "Building") which is situated on that certain parcel of land (hereinafter called "Office Building Area") as described on Exhibit A-2 attached hereto and made part of this Lease, together, with the right to use in common with other lessees of the Building, their invitees, customers and employees, those public areas of the Common Facilities as hereinafter defined.

2.       TERM:

         a. The Phase 1 Space is leased for a term to commence on the Commencement Date, and to end at 12:00 midnight on the Expiration Date, all as defined in the Preamble. The Phase 2 Space is leased for a term to commence on June 1, 2000 (the "Phase 2 Commencement Date"), and to end at 12:00 midnight on the Expiration Date, all as defined in the Preamble. Lessee agrees not to occupy the Phase 2 Space until the Phase 2 Commencement Date. On the Phase 2 Commencement Date the Phase 2 Space shall become part of the Demised Premises and the rights, duties and obligations of the parties with respect to the Phase 2 Space shall be governed by the terms of this Lease, without the need for any further instrument or action by the parties. Lessee acknowledges that it is obligated by this Lease to take and let from Lessor the Phase 1 Space and the Phase 2 Space.

         b. Provided Lessee is not in default under this Lease (after any applicable notice and lapse of applicable cure periods) and provided that Lessee has not subleased more than twenty-five percent (25%) of the Demised Premises or assigned this Lease, as of the date of exercise or the commencement of the renewal term ("Renewal Term Commencement Date"), Lessee shall have the option to renew this Lease ("Renewal Option") for the entire Demised Premises not previously subleased by Lessee for one period of five
              (5) years ("Renewal Term"), exercisable by giving written notice ("Renewal Notice") to Lessor of its exercise of the Renewal Option at least twelve (12) months prior to the Expiration Date. Upon receiving the Renewal Notice, Lessor shall determine the Fair Market Rental Rate (as defined in Article 56) for the Premises as of the Renewal Term Commencement Date in accordance with Section 2.c and shall notify Lessee of such Fair Market Rental Rate at least nine (9) months prior to the expiration of the initial Term of this Lease. The Renewal Option is and shall be limited to those portions of the Demised Premises physically occupied by Lessee and shall not cover, extend to or be applicable with respect to any portion of the Demised Premises subleased by Lessee at either the date of the Renewal Notice or on the Renewal Term Commencement Date (the "Excluded Space"). Notwithstanding any exercise of the Renewal Option by Lessee, the Term of this Lease with respect to the Excluded Space shall end and terminate on the Expiration Date.

         c. The initial annual Fixed Basic Rent payable hereunder for the Premises during the Renewal Term shall be the Fair Market Rental Rate (as defined in SECTION 56.A) as of the Renewal Term Commencement Date. The Fair Market Rental Rate shall be initially reasonably determined by Lessor in accordance with the standards set forth in Article 56.

         d. The Fixed Basic Rent during the Renewal Term shall be adjusted annually by fifty cents ($.50) per rentable square feet of space then comprising the Demised Premises.

         e. The Renewal Option set forth in this Article 2 is personal to Tenant and may not be assigned, transferred or conveyed to any party without the prior written consent of

              Lessor.

         f.   Notwithstanding the grant of the Renewal Option set forth in this
              Article 2, Lessor shall have the right and option following receipt of a Renewal Notice to relocate Lessee and change the location of the Premises in accordance with the provisions of
              Article 52 ("Relocation Option"), or, if in Lessor's sole judgment alternative space within the Airport Business Center is not available for such relocation, to revoke, rescind and terminate the Renewal Option and any exercise thereof by Lessee ("Revocation Option"), exercisable by giving written notice ("Lessor's Notice") to Lessee of its exercise of the Relocation Option or the Revocation Option, as the case may be, at least eleven (11) months prior to the Expiration Date. In the event Lessor exercises its Relocation Option, Lessee may elect to reject the proposed Substituted Leased Premises by giving written notice to Lessor of such rejection within fifteen (15) days after Lessee's receipt of Lessor's Notice ("Lessee's Rejection Notice"). In the event Lessor exercises its Revocation Option, or if Lessee timely provides to Lessor a Lessee's Rejection Notice, then Lessor shall pay to Lessee, within sixty (60) days after the issuance by Lessor to Lessee of the Revocation Notice a fee in the amount of One Hundred Fifty Thousand Dollars ($150,000).

3. BASIC RENT: The Lessee shall pay to the Lessor during the Term, the Fixed Basic Rent as defined in the Preamble (hereinafter called "Fixed Basic Rent") payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Fixed Basic Rent shall accrue at the Yearly Rate as shown on Schedule 1 and shall be payable, in advance, on the first day of each calendar month during the Term at the Monthly Installments as shown on Schedule 1, except that a proportionately lesser sum may be paid for the first and last months of the Term of this Lease if the Term commences on a day other than the first day of the month, in accordance with the provisions of this Lease herein set forth. Lessor acknowledges receipt from Lessee of the first monthly installment by check, subject to collection, for Fixed Basic Rent for the first month of the Lease Term. Lessee shall pay Fixed Basic Rent, and any Additional Rent as hereinafter provided, to Lessor at Lessor's above stated address, or at such other place as Lessor may designate in writing, without demand and without counterclaim, deduction or set off.

4. USE AND OCCUPANCY: Lessee shall use and occupy the Premises for the Permitted Use as defined in the Preamble.

         If at any time during the Term of this Lease, Lessee adopts a policy prohibiting Lessee, its employees, agents or invitees from smoking within the Premises, Lessee shall establish a designated area with in the Premises where Lessee shall permit smoking. Lessee shall establish such designated area at Lessee's sole expense in accordance with
         Article 6 of this Lease. Such designated area shall include, among other things, adequate area, ventilation and fire safety equipment. Lessee hereby acknowledges that such designated area is necessary and reasonable to prevent smoking by Lessee, Lessee's employees, agents and invitees in unauthorized areas of the Building or Common Facilities in violation of relevant fire and safety laws and regulations and to prevent fire hazards within the Premises.

5. CARE AND REPAIR OF PREMISES: Lessee shall commit no act of waste and shall take good care of the Premises and the fixtures and appurtenances therein, and shall, in the use and occupancy of the Premises, conform to all laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting the Premises and with any and all environmental requirements resulting from the Lessee's use of the Premises, this covenant to survive the expiration or sooner termination of the Lease. Lessor shall, subject to the same being included in Operating Costs, make all necessary repairs to the Premises, Common Facilities and to the assigned parking areas, if any, except where the repair has been made necessary by misuse or neglect by Lessee or Lessee's agents, servants, visitors or licensees, in which event Lessor shall nevertheless make the repair but Lessee shall pay to Lessor, as Additional Rent, immediately upon demand, the costs therefor. All improvements made by Lessee to the Premises, which are so attached to the Premises, shall become the property of Lessor upon installation. Not later than the last day of the Term, Lessee shall, at Lessee's expense, remove all Lessee's personal property and those improvements made by

         Lessee which have not become the property of Lessor, including trade fixtures, cabinetwork, movable paneling, partitions and the like; repair all injury done by or in connection with the installation or removal of said property and improvements; and surrender the Premises in as same condition as they were at the beginning of the Term, reasonable wear and damage by fire, the elements, casualty or other cause not due to the misuse or neglect by Lessee, Lessee's agents, servants, visitors or licensees excepted. All other property of Lessee remaining on the Premises after the last day of the Term of this Lease shall be conclusively deemed abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the cost of such removal. Lessor may have any such property stored at Lessee's risk and expense.

         Lessee shall not generate, handle, dispose, bring, store or discharge or permit the generation, handling, disposal, bringing, storage or discharge of any hazardous substances or wastes (collectively, "Hazardous Materials") in, upon or about the Premises, the Building or the Office Building Area in violation of any laws and/or requirements of public authorities (hereinafter collectively referred to as "Prohibited Actions"). Lessee shall indemnify and hold Lessor harmless against any and all loss, cost, damage, liability or expense (including without limitation, attorney's fees, and disbursements) which Lessor may sustain or incur as a result of any Prohibited Actions. Lessee shall have no liability with respect to any Prohibited Action that occurred, or the presence of any Hazardous Materials in the Premises, Building or Office Building Area which existed, prior to the Commencement Date, unless caused by the acts or omissions of Lessee, its employees, agents or contractors.

6.       ALTERATIONS, ADDITIONS OR IMPROVEMENTS:

         a. Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions or improvements in, to or about the Premises.

         b. Provided that the proposed alteration, addition or improvement does not in Landlord's judgment involve any modification to the Building's exterior or its structural, mechanical, HVAC, electrical, or plumbing systems or components, or require the issuance of a building permit by Tinicum Township under its applicable codes, rules and ordinances such approval shall not be unreasonably withheld or delayed, but may be conditioned upon compliance with reasonable requirements of Lessor, including without limitation, the filing of mechanics' lien waivers by Lessee's contractors and the submission of written evidence of adequate insurance coverage naming Lessor as an additional insured thereunder, and the removal of such from, and the restoration of, the Demised Premises at the end of the Term.

         c. Lessor may withhold its approval in its absolute and sole discretion with respect to each such alteration, addition or improvement which Lessor determines involved any modification to the Building's exterior or its structural, electrical, mechanical, HVAC or plumbing systems or any components thereof.

         d. Lessee shall not permit any lien to be filed against the Premises or the Building, or the Building Area or Lessor's interest therein or permit any financing statement or statements to be filed with respect to any of the foregoing alterations, additions or improvements made by Lessee and all fixtures attached to the Premises (other than Lessor's trade and business fixtures and equipment) shall, unless Lessor gives Lessee notice to remove them, remain at the Premises at the expiration or sooner termination of this Lease and become the property of Lessor without payment therefor or, at Lessor's option, after notice to Lessee, any or all of the foregoing which may be designated by Lessor in such removal notice shall be removed at the sole cost of Lessee, before such expiration or sooner termination and in such event, Lessee shall repair all damage to the Premises caused by the installation or removal thereof, and shall restore the Premises to its original improved condition (ordinary wear and tear excepted), on or before the expiration or termination of this Lease. Should Lessee fail to remove the same or restore the Premises, Lessor may cause same to be removed and/or the Premises to be restored at Lessee's expense, and Lessee hereby agrees to pay for Lessor the actual cost of such removal and/or restoration, together with any and all damages which Lessor may suffer and sustain by reason of the failure of Lessee to remove the same and/or restore the Premises as herein provided.

         e. All such alterations, additions or improvements shall be performed at Lessee's cost by Lessor or one or more contractors reasonably approved by Lessor and Lessee, and shall be subject to all applicable requirements of Exhibit C hereof.

7. ACTIVITIES INCREASING FIRE INSURANCE RATES: Lessee shall not do or suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building.

8. ASSIGNMENT AND SUBLEASE: Provided Lessee is not in default of any provisions of this Lease, Lessee may assign or sublease the within Lease to any party subject to the following:

         a. In the event Lessee desires to assign this Lease or sublease all or part of the Premises to any other party, the terms and conditions of such assignment or sublease shall be communicated to the Lessor in writing prior to the effective date of any such sublease or assignment, and, prior to such effective date, the Lessor shall have the option, exercisable in writing to the Lessee, to: (i) sublease such space from Lessee at the lower rate of (a) the rental rate per rentable square foot of Fixed Basic Rent and Additional Rent then payable pursuant to this Lease or
              (b) the terms set forth in the proposed sublease, (ii) recapture in the case of subletting, that portion of the Premises to be sublet or all of the Premises in the case of an assignment ("Recapture Space") so that such prospective sublessee or assignee shall then become the sole lessee of Lessor hereunder, or (iii) recapture the Recapture Space for Lessor's own use and the within Lessee shall be fully released from any and all obligations hereunder with respect to the Recapture Space.

         b. In the event that the Lessor elects not to recapture the Lease as hereinabove provided, the Lessee may nevertheless assign this Lease or sublet the whole or any portion of the Premises, subject to the Lessor's prior written consent, which consent shall not be unreasonably withheld, on the basis of the following terms and conditions:

              i. The Lessee shall provide to the Lessor the name and address of the assignee or sublessee.

              ii. The assignee or sublessee shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to the Lessor within ten (10) days of its execution. Any sublease shall expressly acknowledge that said sublessee's rights against Lessor shall be no greater than those of Lessee. Lessee further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Lessee or any person claiming through or under Lessee shall or will be made except upon compliance with and subject to the provisions of this Article 8.

              iii. Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of default by Lessee under this Lease, Lessor may, at its option, take over all of the right, title and interest of Lessee, as sublessor, under such sublease, and such sublessee shall, at Lessor's option, attorn to Lessor pursuant to the then executory provisions of such sublease, except that Lessor shall not (i) be liable for any previous act or omission of Lessee under such sublease or, (ii) be subject to any offset not expressly provided in such sublease which theretofore accrued to such sublease to which Lessor has not specifically consented in writing or by any previous prepayment of more than one month's rent.

              iv. The Lessee and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Basic Rent and Additional Rent reserved herein, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified.

              v. The Lessee and any assignee shall promptly pay to Lessor any consideration received for any assignment and/or all of the rent, as and when received, in excess of the Rent required to be paid by Lessee for the area sublet computed on the basis of an average square foot rent for the gross square footage Lessee has leased.

              vi. In any event, the acceptance by the Lessor of any rent from the assignee or from any of the subtenants or the failure of the Lessor to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release the Lessee herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

              vii. Lessor shall require a FIVE HUNDRED AND 00/100 DOLLAR ($500.00) payment to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same. Lessee acknowledges that its sole remedy with respect to any assertion that Lessor's failure to consent to any sublet or assignment is unreasonable shall be the remedy of specific performance and Lessee shall have no other claim or cause of action against Lessor as a result of Lessor's actions in refusing to consent thereto.

         c. If Lessee is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of Subsection 8a. shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Lessee as if such transfer of stock (or other mechanism) which results in a change of control of Lessee were an assignment of this Lease, and if Lessee is a partnership or joint venture, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control of such a partnership or joint venture, as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture which results in a change of control of such partnership or joint venture were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Lessee is merged or consolidated or to which all or substantially all of Lessee's assets are transferred or to any corporation which controls or is controlled by Lessee or is under common control with Lessee, provided that in the event of such merger, consolidation or transfer of all or substantially all of Lessee's assets (i) the successor to Lessee has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Lessee immediately prior to such merger, consolidation or transfer, or (2) the net worth of Lessee herein named on the date of this Lease, and (ii) proof satisfactory to Lessor of such net worth shall have been delivered to Lessor at least 10 days prior to the effective date of any such transaction.

         d. In the event that any or all of Lessee's interest in the Premises and/or this Lease is transferred by operation of law to any trustee, receiver, or other representative or agent of Lessee, or to Lessee as a debtor in possession, and subsequently any or all of Lessee's interest in the Premises and/or this Lease is offered or to be offered by Lessee or any trustee, receiver, or other representative or agent of Lessee as to its estate or property (such person, firm or entity being hereinafter referred to as the "Grantor", for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Lessor (each such transaction being hereinafter referred to as a "Disposition"), it is agreed that Lessor has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition to such other person, firm, or entity; and as to each such Disposition the Grantor shall give written notice to Lessor in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Lessor has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein.

              Lessor shall have sixty (60) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Lessee's interest by such Disposition, and the exercise of the option by Lessor shall be effected by notice to that effect sent to the Grantor; but nothing herein shall require Lessor to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Lessor. In the event Lessor accept such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Lessor. In the event Lessor rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in price of more than two percent (2%) of the price sought from Lessor or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Lessor hereunder.

         e. Without limiting any of the provisions of Articles 12 and 13, if pursuant to the Federal Bankruptcy Code (herein referred to as the "Code"), or any similar law hereafter enacted having the same general purpose, Lessee is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one year's Fixed Basic Rent plus an amount equal to the Additional Rent for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Lessor for the balance of the Term, without interest, as security for the full performance of all of Lessee's obligations under this Lease, to be held and applied in the manner specified for security in Article 16.

         f. Except as specifically set forth above, no portion of the Premises or of Lessee's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Lessee, nor shall Lessee pledge its interest in this Lease or in any security deposit required hereunder.

9. COMPLIANCE WITH RULES AND REGULATIONS: Lessee shall observe and comply with the rules and regulations hereinafter set forth in Exhibit B attached hereto and made a part hereof and with such further reasonable rules and regulations of general applicability to all tenants in the Building as Lessor may prescribe, on written notice to the Lessee, for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building. Lessee shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Lessor reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Lessee, at Lessee's expense, in settings sufficient, in Lessor's judgement, to absorb and prevent vibration, noise and annoyance.

10. DAMAGES TO BUILDING: If the Building is damaged by fire or any other cause to such extent the cost of restoration, as reasonably estimated by Lessor, will equal or exceed thirty- five percent (35%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Lessor may, no later than the sixtieth (60th) day following the date of damage, give Lessee a notice of election to terminate this Lease, or if the cost of restoration will equal or exceed fifty percent (50%) of such replacement value and if the Premises shall not be reasonably usable for the purpose for which they are leased hereunder, then Lessee may, no later than the sixtieth
         (60th) day following the date of damage, give Lessor a notice of election to terminate this Lease. In either said event of election, this Lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Lessee shall surrender possession of the Premises within a reasonable time thereafter, and the Fixed Basic Rent, and any Additional Rent, shall be apportioned as of the date of said damage and any Fixed Basic Rent or Additional Rent paid for any period beyond said date shall be repaid to Lessee. If the cost of restoration shall not entitle Lessor to terminate this Lease, or if, despite the cost, Lessor does not elect to terminate this Lease, Lessor shall restore the Building and the Premises with reasonable promptness, subject to Force Majeure, and Lessee shall have no right to terminate this Lease. Lessor need not restore fixtures and improvements owned or installed by Lessee.

         In any case in which use of the Premises is affected by any damage to the Building, there shall be either an abatement or an equitable reduction in Fixed Basic Rent, depending on the period for which and the extent to which the Premises are not reasonably usable for the purpose for which they are leased hereunder. The words "restoration" and "restore" as used in this Article 10 shall include repairs. If the damage results from the fault of the Lessee, Lessee's agents, servants, visitors or licensees, Lessee shall not be entitled to any abatement or reduction in Fixed Basic Rent, except to the extent of any rent insurance received by Lessor.

11. EMINENT DOMAIN: If Lessee's use of the Premises is materially affected due to the taking by eminent domain of (a) the Premises or any part thereof or any estate therein; or (b) any other part of the Building; then, in either event, this Lease shall terminate on the date when title vests pursuant to such taking. The Fixed Basic Rent, and any Additional Rent, shall be apportioned as of said termination date and any Fixed Basic Rent or Additional Rent paid for any period beyond said date, shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, and Lessee hereby assigns to Lessor any and all right, title and interest of Lessee now or hereafter arising in or to any such award or any part thereof and hereby waives all rights against Lessor and the condemning authority, but Lessee may file a separate claim for any taking of fixtures and improvements owned by Lessee which have not become the Lessor's property, and for moving expenses, provided the same shall, in no way, affect or diminish Lessor's award. In the event of a partial taking which does not effect a termination of this Lease but does deprive Lessee of the use of a portion of the Premises, there shall either be an abatement or an equitable reduction of the Fixed Basic Rent, and an equitable adjustment reducing the Base Period Costs as hereinafter defined depending on the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder.

12. INSOLVENCY OF LESSEE: Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or, (b) a general assignment by Lessee for the benefit of creditors, or, (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act, shall constitute a default of this Lease by Lessee, and Lessor may terminate this Lease forthwith and upon notice of such termination Lessee's right to possession of the Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor but Lessee shall remain liable as hereinafter provided in Article 14 hereof.

13. LESSEE'S DEFAULT: A breach of this Lease shall have occurred if Lessee defaults in the payment of Fixed Basic Rent, or any Additional Rent, or defaults in the performance of any of the other duties, obligations, covenants and conditions hereof or permits the Premises to become deserted, abandoned or vacated, if Lessee does not cure any Fixed Basic Rent or Additional Rent default or a default under any of Articles 18 or 30 within five (5) business days after receiving notice from Lessor of such default or, if Lessee does not cure any other default within thirty (30) days after receiving notice from Lessor of such default (or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such fifteen (15) days and thereafter proceed with reasonable diligence and in good faith to cure such default) (each, an "Event of Default").

14.      LESSOR'S REMEDIES

         a. Upon the occurrence of any Event of Default, Lessor, at its option, and without notice or other act, may exercise any and all rights and remedies at law and/or in equity under the Lease including, without limitation, all or any one or more of the following actions:

                        1. Lessor may cure for the account of Lessee any such Event of Default of Lessee and immediately recover as Additional Rent any reasonable expenditures made and the amount of any obligations incurred in connection therewith, plus interest from the date of any such expenditure equal to the lesser of (A) the greater of
                        (i) twelve percent (12%) per annum, or (ii) the prime rate published in the Wall Street Journal (the "Prime Rate") on the date of such expenditure plus four hundred
                        (400) basis points, or (B) the
                        maximum amount or rate that Lessor may lawfully charge Lessee in the circumstances if such a maximum exists; or

                        2. Lessor shall be entitled to terminate this Lease and recover as a calculation of its lost profits, all Fixed Basic Rent, Additional Rent, and other rent which has accrued prior to the date of said Event of Default and which is due for the balance of the Term and declare the same to be immediately due and payable. It is agreed that in determining the amount of any future payments due Lessor of Lessee's Percentage of Operating Costs Escalation, Utility and Energy Costs Escalation and Tax Escalation Costs, Lessor may make such determination based upon the sum thereof for the full Lease Year immediately prior to the Event of Default. The sum set forth above as aforesaid shall be discounted to present value at the lower of (a) the Prime Rate in effect on the date of such termination; or (b) six percent (6%) (the "Lost Profit Sum"). Contemporaneously with the demand for such Lost Profit Sum, this Lease shall be deemed terminated and Lessee shall immediately quit and surrender to Lessor the Premises in accordance with (4) below. Lessee's liability for the payment of the Lost Profit Sum shall survive the termination of the Lease; or

                        3. Accelerate the whole or any part of the rent for the entire unexpired balance of the Term (or such part thereof as Lessor determines), as well as all other charges, payments, costs and expenses herein agreed to be paid by Lessee, and any rent or other charges, payments, costs and expenses if so accelerated shall, in addition to any and all installments of rent already due and payable and in arrears, and any other charge or payment herein reserved, included or agreed to be treated or collected as rent and any other charge, expense or cost herein agreed to be paid by Lessee which may be due and payable and in arrears, be deemed due and payable as if, by the terms and provisions of this Lease, such accelerated rent and other charges, payments, costs and expenses were on that date payable in advance. Such sum is hereinafter referred to as the "Accelerated Rent". For such purposes, all items of the Additional Rent component of the Accelerated Rent, Lessor may make a determination based upon such sums for the full Lease Year immediately prior to the event of default, or otherwise in Lessor's reasonable judgment; or

                        4. Lessor, at its option, may serve notice upon Lessee that this Lease and the then unexpired Term hereof shall cease and expire and become absolutely void on the date specified in such notice, to be no less than ten (10) days after the receipt thereof by Lessee, without any right on the part of the Lessee thereafter to save the forfeiture by payment of any sum due or by the performance of any term, provision, covenant, agreement or condition broken; and, thereupon and at the expiration of the time limit in such notice, this Lease and the Term hereof granted, as well as the right, title and interest of the Lessee hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Lessee's liability) as if the date fixed in such notice were the date herein stated for expiration of the Term. Thereupon, Lessee shall immediately quit and surrender to Lessor the Premises by summary proceedings, detainer, ejectment or otherwise and remove itself and all other occupants thereof and, at Lessor's option, any property thereon without being liable to indictment, prosecution or damages therefor. No such expiration or termination of this Lease shall relieve Lessee of the liabilities and obligations under this Lease, whether or not the Premises shall be relet, all of which shall survive such expiration or termination; or

                        5. Lessor may, at any time after the occurrence of any Event of Default, whether or not the Lease has been terminated as aforesaid, re-enter and repossess the Premises and any part thereof with or without process of law, provided no undue force shall be used, and shall have the option, but not the obligation either in its own name, as agent for Lessee if this Lease has not been terminated or for its own behalf if this Lease has been terminated, to relet all or any part of the Premises; provided that Lessor shall not be required to accept any tenant proposed by Lessee or observe any instruction given by Lessee about such reletting. The failure of Lessor to relet the Premises or any part or parts thereof shall not release or affect Lessee's liability hereunder, nor shall Lessor be liable for failure to relet, or in the event of reletting, for failure to collect the rent thereof, and in no event shall Lessee be entitled to receive any excess of net rents collected over sums payable by Lessee to Lessor hereunder. No such re-entry or taking possession of the Premises shall be construed as an election on the Lessor's part to terminate this Lease unless a written notice of such election by Lessor is given to Lessee. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for any previous breach and default. For the purpose of such reletting, Lessor may decorate or make repairs, changes, alterations or additions in or to the Premises to the extent deemed by Lessor desirable or convenient, and the cost of such decoration, repairs, changes, alterations or additions shall be charged to and payable by Lessee as Additional Rent hereunder, as well as any reasonable brokerage and legal fees expended by Lessor; and any sums collected by Lessor from any new tenant obtained on account of the Lessee shall be credited against the balance of the rent due hereunder as aforesaid. Lessee shall pay to Lessor monthly, on the days when the rent would have been payable under this Lease, the amount due hereunder less the amount obtained by Lessor from such new tenant, if any; or

                        6. Lessor may commence one or more actions to recover all unpaid rent including, without limitation, the accelerated rent and/or to recover possession of the Premises; or

                        7. Lessor may apply all or part of the Security Deposit.

         b.   Intentionally Omitted.

         c. Lessor shall have the right of injunction (including, without limitation, specific performance) in the Event of Default, to restrain the same, and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. The rights and remedies given to Lessor in this Lease or at law or in equity are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Lessor, shall be deemed to be in exclusion of any other.

         d. Lessee expressly waives the benefits of all laws, now or hereafter in force, exempting any of Lessee's property on the Premises or elsewhere from distraint, levy or sale in any legal proceedings taken by Lessor to enforce any rights under this Lease. Lessee further waives the right of inquisition on any real estate that may be levied upon to collect any amount which may become due under the terms and conditions of this Lease, and does hereby voluntarily condemn the same and authorize the prothonotary to enter a Writ of Execution or other process upon Lessee's voluntary condemnation, and further agrees that said real estate may be sold on a Writ of Execution or other process. If proceedings shall be commenced by Lessor to recover possession under the Acts of Assembly, either at the end of the Term or any extension thereof or on sooner termination thereof, or for non-payment of rent or any other reason, Lessee specifically waives the right to the three (3) months notice and/or the fifteen (15) or thirty (30) days notice required by the Act of April 5, 1957, No. 20, and agrees that ten (10) days notice shall be sufficient in either or any such case. The right to enter judgment against Lessee and to enforce all of the other provisions of this Lease hereinabove provided for may be exercised by any assignee of Lessor's right, title and interest in this Lease, in such assignee's own name, notwithstanding the fact that any or all assignments of said right, title and interest may not be executed and/or witnessed in accordance with the Acts of Assembly and any and all laws regulating the manner and/or form in which such assignments shall be executed and witnessed.

         e.   INTENTIONALLY OMITTED.

         f. CONFESSION OF JUDGMENT - POSSESSION. Lessee covenants and agrees that if there is an Event of Default or this Lease is terminated or the Term or any extensions or renewals thereof is terminated or expires, then, and in addition to the rights and remedies set forth in this Article 14, Lessor may, without limitation, cause judgments in ejectment for possession of the Premises to be entered against Lessee and, for those purposes, Lessee hereby grants the following warrant of attorney: (i) Lessee hereby irrevocably authorizes and empowers any prothonotary, clerk of court, attorney of any court of record and/or Lessor (as well as some one acting for Lessor) in any and all actions commenced for recovery of possession of the Premises to appear for Lessee and confess or otherwise enter judgment in ejectment for possession of the Premises against Lessee and all persons claiming directly or indirectly by, through or under Lessee, and thereupon writ or writs of possession and other process may forthwith issue and be served, without any prior notice, writ or proceeding whatsoever;
              (ii) if, for any reason after the foregoing action or actions shall have been commenced, it shall be determined that possession of the Premises should remain in or be restored to Lessee, Lessor shall have the right to commence with respect to any continuing or subsequent Event of Default one or more further actions as hereinbefore set forth to recover possession of the Premises including, without limitation, appearing for Lessee and confessing or otherwise entering judgment for possession of the Premises as hereinbefore set forth.

         g. When this Lease or the Term or any extension or renewal thereof shall have terminated on account of an Event of Default or otherwise and also when the Term hereby created or any extension or renewal thereof shall have expired, it shall be lawful for, and Lessee hereby irrevocably authorizes and empowers, any prothonotary, clerk or attorney of any court of record to appear as attorney for Lessee, and in any action or actions in ejectment against Lessee and all persons claiming directly or indirectly by, through or under Lessee therein enter and otherwise confess judgment for the recovery by Lessor of possession the Premises, for which this Lease shall be sufficient warrant; thereupon, if Lessor so desires, an appropriate writ of possession may issue forthwith, without any prior writ or proceeding whatsoever. Lessor may commence one or more further action or actions as hereinbefore set forth to recover possession of the Premises, appear for Lessee enter and otherwise confess judgment for the recovery by Lessor of possession of the Premises as hereinbefore provided as often as Lessor elects. The warrant of attorney herein shall not be exhausted by any one or more exercises thereof.

              THE PRIOR TWO PARAGRAPHS SET FORTH WARRANTS OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENTS AGAINST LESSEE FOR POSSESSION OF THE PREMISES. IN GRANTING THESE WARRANTS OF ATTORNEY TO CONFESS JUDGMENTS AGAINST LESSEE, LESSEE HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND, ON THE ADVICE OF THE SEPARATE COUNSEL OF LESSEE, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS LESSEE HAS OR MAY HAVE WITH RESPECT TO PRIOR NOTICE (EXCEPT AS TO ANY NOTICE REQUIRED UNDER ARTICLE 13 HEREOF) AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

         h. In any action or proceeding described in Subsection 14.f. and/or Subsection 14.g., or in connection therewith, if a copy of this Lease is therein verified by Lessor or someone acting for Lessor to be a true and correct copy of this Lease (and such copy shall be conclusively presumed to be true and correct by virtue of such verification), then it shall not be necessary to file the original of this Lease, any statute, rule of court of law, custom or practice to the contrary notwithstanding. Lessee hereby releases to Lessor, anyone acting for Lessor and all attorneys who may appear for Lessee all errors in procedure regarding the entry of judgment or judgments by confession or otherwise by virtue of the warrants of attorney contained in this Lease, and all liability therefor. The right to enter judgment or judgments by confession or otherwise by virtue of the warrants of attorney contained in this Lease and to enforce all of the other provisions of this Lease may be exercised by any assignee of Lessor's right, title and interest in this Lease in such assignee's own name, any statute, rule of court or law, custom or practice to the contrary notwithstanding.

         i. Lessee, for itself and on behalf of any and all persons claiming through or under it (including creditors of all kinds), does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease for the Term, as it may have been extended, after having been dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

         j. The failure or delay on the part of Lessor to enforce or exercise at any time any of the provisions, rights or remedies in the Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any act hereof, or the right of the Lessor to thereafter enforce each and every such provisions, right or remedy. No waiver of any breach or default of this Lease shall be held to be a waiver of any other or subsequent breach or default. The receipt by Lessor of rent at a time when the rent is in default under this Lease shall not be construed as a waiver of such default. No act or thing done by Lessor or Lessor's agents or employees during the Term and any extension thereof shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Lessor.

         k. In the event that Lessor institutes or takes any action permitted above following an Event of Default by Lessee, it is specifically agreed that Lessor shall recover from, or be paid by Lessee, in addition to all items which Lessor may be entitled to recover in law or in equity, whether or not Lessor does recover such items, attorney's fees, and the costs and disbursements of said proceeding or otherwise. Said payments shall be due as Additional Rent, and Lessor's petition and/or pleadings may make demand for payment of attorney's fees as an amount currently due and owing to Lessor as of the date of the petition and/or pleadings, without the necessity of any prior or further demand therefor or invoice for the same.

15. SUBORDINATION OF LEASE: This Lease shall, at Lessor's option, or at the option of any holder of any underlying lease or holder of any mortgages or trust deed, be subject and subordinate to any such underlying leases and to any such mortgages or trust deed which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said underlying leases and said mortgages or trust deed. Although no instrument or act on the part of Lessee shall be necessary to effectuate such subordination, Lessee will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of said mortgages or trust deed or by any of the lessor's under such underlying leases. Lessee hereby appoints Lessor attorney-in-fact, irrevocably, to execute and deliver any such instrument for Lessee. If any underlying lease to which this Lease is subject terminates, Lessee shall, on timely request, attorn to the owner of the reversion.

16.      SECURITY DEPOSIT:

         a. Lessee shall deliver to Lessor on the signing of this Lease, an irrevocable, unconditional letter of credit issued or confirmed by a financial institution, having a banking office in Philadelphia, Pennsylvania, reasonably acceptable to Lessor in the amount of Six Hundred Thousand Dollars ($600,000), substantially in the form of Exhibit H attached hereto, with only such modifications as are acceptable to Lessor in form and substance, naming Lessor, its successors and assigns, as beneficiary (the "Letter of Credit") for the full and faithful performance of Lessee's obligations under this Lease, including without limitation, the surrender of possession of the Premises to Lessor as herein provided. The Letter of Credit shall be issued or renewed (as the case may be) for consecutive periods of one year each. Each renewal or replacement Letter or Credit shall be in substantially the same form as that of the letter of credit attached hereto as Exhibit H. In the event the Letter of

              Credit is not renewed or reissued at least ten (10) business days prior to the expiration of the then existing Letter of Credit, Lessor shall be entitled to draw-down on the Letter of Credit in the full amount thereof, or in any lesser amount in Lessor's discretion. The amount of any such draw-down shall be deposited in a money market account (the "Account"), and no amount thereof shall be finally released to Lessor until and unless Lessee defaults with respect to its obligations under the terms of this Lease. Upon the reissue or renewal of the Letter of Credit as required hereunder, any amount remaining in the Account. For purposes of this Lease the term "Security Deposit" shall be deemed to mean the Letter of Credit or the funds in the Account, as the case may be.

         b. Provided that no default by Lessee with respect to the payment of Fixed Basic Rent, of any Additional Rent, or any other monetary obligation (each a "Monetary Obligation") has occurred and is continuing (or if not continuing has been cured by payment by Lessee without Lessor having to draw-down funds from the Letter of Credit) then each annually renewed or re-issued Letter of Credit may be for an amount that is twenty percent (20%) less than the amount of the immediately preceeding Letter of Credit; provided, however, that in no event shall the amount of the Letter of Credit be less than Seventy-Five Thousand Dollars ($75,000). Likewise, in the event that the Account is funded, provided that no default by Lessee with respect to a Monetary Obligation has occurred and is continuing (or if not continuing has been cured by payment by Lessee without Lessor having to draw-down funds from the Account) then within thirty (30) days after each anniversary of the Commencement Date, Lessor shall reduce the amount of money in the Account by twenty percent (20%) and deliver such money to Lessee; provided however, that in no event shall the amount of money in the Account be less than Seventy Five Thousand Dollars ($75,000).

         c. Upon a default by Lessee in the performance of any of its obligations herein, including but not limited to the obligation to pay Rent, Lessor may, but shall not be required to, draw-down on the Letter of Credit or upon the Account, if applicable, (a) for the payment of Rent or any other sum in default, (b) for the payment of any other amount which Lessor may spend or become obligated to spend by reason of Lessee's default, or (c) to compensate Lessor for any other loss or damage which Lessor may suffer by reason of Lessee's default, including without limitation, costs and attorneys' fees incurred by Lessor to recover possession of the Premises upon a default by Lessee hereunder. Any draw-down by Lessor due to Lessee's default shall not constitute the cure of any default by Lessee, the waiver of such default, or any election by Lessor and Lessor may therefore exercise all remedies granted Lessor hereunder. If any portion of the Letter of Credit or the Account is drawn-down, Lessee shall restore the amount of the Letter of Credit or Account, as the case may be, to the sum required by this Article 16 and Lessee's failure to do so shall constitute a separate default hereunder by Lessee.

         d. Lessee acknowledges that damages would be an inadequate remedy for breach of Lessee's obligation to procure and maintain the Letter of Credit, and that in the event Lessee defaults with respect to such obligation, Lessor shall be entitled to obtain an order specifically enforcing such obligation from any court of competent jurisdiction.

         e. If Lessor applies any part of said Security Deposit to cure any default of Lessee, Lessee shall, on demand, deposit with Lessor the amount so applied so that Lessor shall have the full Security Deposit on hand at all times during the Term of this Lease. In the event a bona fide sale, subject to this Lease, Lessor shall have the right to transfer the Security Deposit to the vendee, and Lessor shall be considered released by Lessee from all liability for the return of the Security Deposit; and Lessee agrees to look solely to the new lessor for the return of the Security Deposit, and it is agreed that this shall apply to every transfer or assignment made of the Security Deposit to the new lessor. Provided this Lease is not in default, the Security Deposit (less any portions thereof used, applied or retained by Lessor in accordance with the provisions of this Article 16), shall be returned to Lessee after the expiration or sooner termination of this Lease and after delivery of the entire Premises to Lessor in accordance with the provisions of this Lease. Lessee covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and Lessor shall not be bound by any such assignment, encumbrance or attempt thereof.

         f. In the event of the insolvency of Lessee, or in the event of the entry of a judgement in any court against Lessee which is not discharged within sixty (60) days after entry, or in the event a petition is filed by or against Lessee under any chapter of the bankruptcy laws of the Commonwealth of Pennsylvania or the United States of America, then in such event, Lessor may require the Lessee to deposit additional security in an amount which in Lessor's sole judgement would be sufficient to adequately assure Lessee's performance of all of its obligations under this Lease including all payments subsequently accruing. Failure of Lessee to deposit the security required by this Article 16 within ten (10) days after Lessor's written demand shall constitute a material breach of this Lease by Lessee.

17. RIGHT TO CURE LESSEE'S BREACH: If Lessee breaches any covenant or condition of this Lease, Lessor may, on reasonable notice to Lessee (except that no notice need be given in case of emergency), cure such breach at the expense of Lessee and the reasonable amount of all expenses, including reasonable attorney's fees, incurred by Lessor in so doing (whether paid by Lessor or not) shall be deemed Additional Rent payable on demand.

18. MECHANIC'S LIENS: Prior to Lessee or anyone on behalf of Lessee performing any construction or other work to, on or about the Premises for which a lien or claim could be filed against Lessor, the Premises, the Building, the Office Building Area, or Lessor's interest therein, Lessee shall have its general contractor execute a Waiver of Mechanic's Liens in recordable form and otherwise in form satisfactory to Lessor and provide Lessor with the original of the same for recording. In addition, Lessee shall cause all contracts for construction and other services to contain a general waiver of mechanics' liens. Notwithstanding the foregoing, if any mechanics' or other lien or claim shall be filed against Lessor, the Premises, the Building, the Office Building Area, or Lessor's interest therein purporting to be for labor or material furnished or to be furnished at the request of Lessee, then Lessee shall, at its sole cost and expense cause same to be discharged by payment, bond or otherwise within ten (10) days after the filing thereof. If Lessee shall fail to cause same to be discharged of record within such ten (10) day period, Lessor may cause same to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any counterclaims, offsets or defenses thereto, all at the sole cost and expense of Lessee. Lessee shall defend, indemnify and hold Lessor harmless against any and all claims, costs, damages, liabilities and expenses (including reasonable attorneys' fees) which may be brought or imposed against or incurred by Lessor by reason of any such lien or claim or the discharge thereof.

19. RIGHT TO INSPECT AND REPAIR: Lessor may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Lessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement or additions in, to, on and about the Premises or the Building, as Lessor deems necessary or desirable. Lessee shall have no claims or cause of action against Lessor by reason thereof.

20. SERVICES TO BE PROVIDED BY LESSOR/LESSOR'S EXCULPATION: Subject to intervening laws, ordinances, regulations and executive orders, while Lessee is not in default under any of the provisions of this Lease, Lessor agrees to furnish, except on holidays, as set forth on Exhibit E attached hereto and made a part hereof:

         a. The cleaning services, as set forth on Exhibit D attached hereto and made a part hereof, and subject to the conditions therein stated. Except as set forth on Exhibit D, Lessee shall pay the cost of all other cleaning services required by Lessee.

         b. Heating, ventilating and air conditioning (herein "HVAC") as appropriate for the season (the electric energy cost to be paid by Lessee as provided in Article 22), and as set forth on Exhibit C-1, attached hereto and made a part hereof, together with Common Facilities lighting and electric energy all during "Building Hours", as hereinafter defined.

         c.   Cold and hot water for drinking and lavatory purposes.

         d. Elevator service during Building Hours (if the Building contains an elevator or elevators for the use of the occupants thereof).

         e. Restroom supplies and exterior window cleaning when reasonably required.

         f. Notwithstanding the requirements of Exhibit C-1 (as to HVAC) or D or any other provision of this Lease, Lessor shall not be liable for failure to furnish any of the aforesaid services when such failure is due to Force Majeure, as hereinafter defined. Lessor shall not be liable, under any circumstances, including, but not limited to, that arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof, for loss of or injury to Lessee or to property, however occurring, through or in connection with or incidental to the furnishings of, or failure to furnish, any of the aforesaid services or for any interruption to Lessee's business, however occurring, except as to the possible abatement of Rent as set forth in Article 21.

21. INTERRUPTION OF SERVICES OR USE: Interruption or curtailment of any service maintained in the Building or at the Office Building Area, if caused by Force Majeure, as hereinafter defined, shall not entitle Lessee to any claim against Lessor or to any abatement in rent, and shall not constitute a constructive or partial eviction, unless Lessor fails to take measures as may be reasonable under the circumstances to restore the service without undue delay. If the Premises are rendered untenantable in whole or in part, for a period of ten (10) consecutive business days, by the making of repairs, replacements or additions, other than those made with Lessee's consent or caused by misuse or neglect by Lessee, or Lessee's agents, servants, visitors or licensees, there shall be a proportionate abatement of Rent from and after said tenth (10th) consecutive business day and continuing for the period of such untenantability. In no event, shall Lessee be entitled to claim a constructive eviction from the Premises unless Lessee shall first have notified Lessor in writing of the condition or conditions giving rise thereto, and if the complaints be justified, unless Lessor shall have failed, within a reasonable time after receipt of such notice, to remedy, or commence and proceed with due diligence to remedy such condition or conditions, all subject to Force Majeure as hereinafter defined.

22.      BUILDING STANDARD OFFICE ELECTRICAL SERVICE:

         a. The cost of electric current which is supplied by the Lessor for use by the Lessee in the Premises, including for heating or air conditioning purposes, shall be reimbursed to the Lessor as Additional Rent at terms, classification and rates normally charged by the public utilities corporation serving that part of the municipality where the subject Premises are located. Lessor shall furnish (a) heat, ventilation and air conditioning (including the labor, maintenance and equipment necessary to provide the same), (b) electricity and other utilities needed to operate such systems and (c) electricity for lighting and general power for office use. Each of the foregoing to be paid for by Lessee, to the extent that such utilities and/or services are not separately chargeable to another occupant of the Building; and to the extent that such utilities and/or services have not been deemed by Lessor to be Operating Expenses, as follows:

              1. Standard Usage; Business Hours. Lessee shall pay, as Additional Rent its pro rata share (based upon Lessee's Pro Rata Share, but subject to the last sentence of this subparagraph) of the cost to the respective Building (including applicable sales or use taxes) for the foregoing services during "Business Hours" (as hereinafter defined) and for "Building Standard Consumption" (as hereinafter defined). Such payment shall be made by Lessee within thirty (30) days after submission by Lessor of a statement to Lessee setting forth the amount due. "Business Hours" shall mean Monday through Friday from 8:30 a.m. to 6:00 p.m., Holidays (defined below) excepted. New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas, or any day set aside to celebrate such holidays are

                   "Holidays" under this Lease. "Building Standard Consumption" shall mean the consumption necessary, in Lessor's reasonable judgment, for use and comfortable occupancy of the Demised Premises when occupied by the density of people for which the building standard system was designed with occupants using Standard Office Equipment. "Standard Office Equipment" shall mean all office equipment normally found in an office facility but shall not include computer and communication systems (other than personal computers and fax machines in numbers typical of standard office use), telephone switches and conference or training rooms (or items similar thereto) which require Additional Electric Equipment, as hereinafter defined in Paragraph 22(e) below, or additional air conditioning service or systems. In determining Lessee's pro rata share for the foregoing services for any period, the cost for the foregoing services shall be deemed for such period to be an amount equal to the like expenses which Lessor reasonably determines would normally be incurred had the Building been fully occupied throughout such period.

              2. Non-Standard Usage; After-Hours. Lessee shall pay, as Additional Rent, the cost of supplying the Demised Premises with the foregoing services at times outside of Business Hours or in amounts in excess of Building Standard Consumption, at such rates as Lessor shall specify from time to time to cover all of the estimated costs and expenses incurred by Lessor in connection with supplying the Demised Premises with such service, including without limitation the costs of labor and utilities associated with such service and including applicable sales or use taxes thereon, such amounts to be paid by Lessee within thirty (30) days after submission by Lessor of a statement to Lessee setting forth the amount due. With respect to heat, ventilation and air conditioning required by Lessee outside of Business Hours, Lessee shall notify Lessor at least 24 hours in advance when such after-hours use is desired, except if such use is desired for a weekend, in which event Lessee shall notify Lessor no later than 10:00 a.m. on the Friday immediately preceding such weekend.

              3. Separate Metering; Survey. Lessor reserves the right, at Lessee's sole cost, to determine Lessee's charge for electrical usage by separate meter or electrical engineering survey. If Lessor elects to install a submeter to measure Lessee's electric service use and if such installation is not required due to Lessee's excess consumption, as reasonably determined by Lessor, then the cost of such submeter shall be borne by Lessor. At any time after the installation of separate metering for the Demised Premises (or any part thereof), or the completion of such survey, Lessor shall furnish to Lessee a statement setting forth the amount due for Lessee's electric usage (or the part thereof that is so metered or subject to such survey), and the total amount set forth in such statement shall be due and payable by Lessee within ten (10) days after submission to Lessee by Lessor of such statement. In such case, Lessee shall pay for such consumption based upon the average KWH rate paid by Lessor.

              4. System Failure. Lessor shall not be responsible for any failure or inadequacy of the air conditioning system if such failure or inadequacy results from the occupancy of the Demised Premises by persons in excess of the density anticipated or for which the system was designed, or if Lessee uses the Demised Premises in a manner for which it was not designed, or if Lessee installs or operates machines, appliances or equipment which exceed the maximum wattage per square foot contemplated by, or generate more heat than anticipated in, the design of the Demised Premises (as such design standards may be established by Lessor).

              5. Additional Electrical Equipment. Lessee will not install or use electrically-operated equipment in excess of the design capacity of the Demised Premises (as such design standards may be established by Lessor) and Lessee will not install or operate in the Demised Premises any electrically-operated equipment or machinery other than that commonly used in a normal office operation without first obtaining the prior written consent of the Lessor. Lessor may condition any consent required under this Paragraph 22(e) upon the installation of separate meters (and transformers or electrical panels) for such equipment or machinery at Lessee's expense and the payment by Lessee of additional rent as compensation for the additional consumption of electricity occasioned by the operation of such additional equipment or machinery, at the rates and in the manner set forth in Paragraph 22(a) or (b) above.

              6. Regulatory Compliance. The furnishing of the foregoing heating, ventilation, air conditioning and electricity services shall be subject to any statute, ordinance, rule, regulation, resolution or recommendation for energy conservation which may be promulgated by any governmental agency or organization which Lessor shall be required to comply with or which Lessor determines in good faith to comply with.

         b. In the event that there shall be an increase or decrease in the rate schedule (including surcharges or demand adjustments), of the public utility for the supply of Building Standard Office Electrical Service, or the imposition of any tax with respect to such service or increase in any such tax following the Lease Term's commencement, the Additional Rent payable hereunder shall be adjusted equitably to reflect the increase or decrease in rate or imposition or increase in the aforesaid tax. All computations shall be made on the basis of Lessee's surveyed usage as if a meter exclusively measuring such usage to the Premises was in place.

         c. Lessee covenants that it shall notify Lessor immediately upon the introduction of any office equipment or lighting different from that on the Premises as of Lessor's electrical survey or in addition to the aforesaid equipment or lighting on the Premises as of said survey. The introduction of any new or different equipment or lighting shall be cause for, at Lessor's election, a resurveying of the Premises at Lessee's expense. Lessor reserves the right to inspect the Premises to insure compliance with this provision.

         d. Lessor shall not be liable in any way to Lessee for any loss, damage or expense which Lessee may sustain or incur as a result of any failure, defect or change in the quantity or character of electrical energy available for redistribution to the Premises pursuant to this Article 22 nor for any interruption in the supply, and Lessee agrees that such supply may be interrupted for inspection, repairs and replacement and in emergencies. In any event, the full measure of Lessor's liability for any interruption in the supply due to Lessor's acts or omissions shall be an abatement of Fixed Basic Rent and Additional Rent, unless Lessor fails to take such measures as may be reasonable under the circumstances to restore such service without undue delay. In no event shall Lessor be liable for any business interruption suffered by Lessee.

         e. Lessor, at Lessee's expense, shall furnish and install all replacement lighting tubes, lamps, ballasts and bulbs required in the Premises. Lessee, however, shall have the right to furnish and/or install any or all of the items mentioned in this Article 22(e).

         f. Lessee's use of electrical service as contemplated herein shall be during Building Hours, and any use in excess of said Building Hours shall result in an adjustment as set forth in Article 22(a) hereof to reflect such additional consumption.

23. ADDITIONAL RENT: It is expressly agreed that Lessee will pay in addition to the Fixed Basic Rent provided in Article 3 hereof, an Additional Rent to cover Lessee's Percentage as defined in the Preamble, of the increased cost to Lessor, for each of the categories enumerated herein, over the "Base Period Costs", as defined in the Preamble for said categories.

         a. OPERATING COST ESCALATION -- If the Operating Costs incurred for the Building in which the Premises are located and Office Building Area for any Lease Year or Partial Lease Year during the Lease Term shall be greater than the Base Operating

              Costs (adjusted proportionately for periods less than a Lease
              Year), then Lessee shall pay to Lessor, as Additional Rent, Lessee's Percentage of all such excess Operating Costs. Operating Costs shall include, by way of illustration and not of limitation: personal property taxes; management fees; labor, including all wages and salaries; social security taxes, and other taxes which may be levied against Lessor upon such wages and salaries; supplies; repairs and maintenance; maintenance and service contracts; painting; wall and window washing; laundry and towel service; tools and equipment (which are not required to be capitalized for federal income tax purposes); fire and other insurance; trash removal; lawn care; snow removal and all other items properly constituting direct operating costs according to standard accounting practices relating to the Building or the Office Building Area or both (hereinafter collectively referred to as the "Operating Costs"), but not including depreciation of Building or equipment; interest; income or excess profits taxes; costs of maintaining the Lessor's corporate existence; franchise taxes; any expenditures required to be capitalized for federal income tax purposes, unless said expenditures are for the purpose of reducing Operating Costs within the Building and Office Building Area, or those which under generally applied real estate practice are expensed or regarded as deferred expenses or are required under any governmental or quasi-governmental law, statute, ordinance, rule, order, requirements or regulation, in which event the costs thereof shall be included. The Base Operating Costs shall as be as defined in the Preamble.

         b. COMMON AREA FUEL, UTILITIES AND ELECTRIC COST ESCALATION (hereinafter referred to as "Utility and Energy Costs") -- If the Utility and Energy Costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, gas, electric, other utilities and heating, ventilating and air conditioning for the Building, to include all leased and leasable areas (not separately billed or metered within the Building) and Common Facilities electric, lighting, water, sewer and other utilities for the Building and Office Building Area, for any Lease Year or Partial Lease Year, during the Term, shall be greater than the Base Utility and Energy Costs (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage as hereinafter defined, of all such excess Utility and Energy Costs. As used in this Article 23, the Base Utility and Energy Costs shall be as defined in the Preamble.

         c. TAX ESCALATION -- If the Real Estate Taxes for the Building and Office Building Area at which the Premises are located for any Lease Year or Partial Lease Year, during the Lease Term, shall be greater than the Base Real Estate Taxes (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage as hereinafter defined, of all such excess Real Estate Taxes.

              As used in this Article 23(c), the words and terms which follow mean and include the following:

              i. "Base Real Estate Taxes" shall be as defined in the Preamble.

              ii. "Real Estate Taxes" shall mean the property taxes and assessments imposed upon the Building and Office Building Area, or upon the rent, as such, payable to the Lessor, including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments, or charges levied, imposed or assessed against the Building and Office Building Area by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof.

         d. LEASE YEAR -- As used in this Article 23, Lease Year shall mean a calendar year. Any portion of the Term which is less than a Lease Year as hereinbefore defined, that is, from the Commencement Date through the following December 31, and from the last January 1, falling within the Term to the end of the Term, shall be deemed a "Partial Lease Year". Any reference in this Lease to a Lease Year shall, unless the context clearly indicates otherwise, be deemed to be a reference to a Partial Lease Year if the period in question involves a Partial Lease Year.

         e. PAYMENT -- At any time, and from time to time, after the establishment of the Base Period Costs for each of the categories referred to above, Lessor shall advise Lessee in writing of Lessee's Percentage share with respect to each of the categories as estimated for the next twelve (12) month period (or proportionate part thereof if the last period prior to the Lease's expiration is less than twelve (12) months) as then known to the Lessor, and thereafter, the Lessee shall pay as Additional Rent, Lessee's Percentage share of these costs for the then current period affected by such advice (as the same may be periodically revised by Lessor as additional costs are incurred) in equal monthly installments, such new rates being applied to any months, for which the Fixed Basic Rent shall have already been paid which are affected by the Operating Cost Escalation and/or Utility and Energy Cost Escalation and/or Tax Escalation Costs above referred to, as well as the unexpired months of the current period, the adjustment for the then expired months to be made at the payment of the next succeeding monthly rental, all subject to final adjustment at the expiration of each Lease Year as defined in
              Article 23(d) hereof (or Partial Lease Year if the last period prior to the Lease's termination is less than twelve (12) months). However, Lessor shall be reimbursed by Lessee monthly during the first year of the Term for additional Utility and Energy Cost Escalations resulting from an increase in the monthly rate over the Base Utility Rate.

              In the event the last period prior to the Lease's termination is less than twelve (12) months, the Base Period Costs during said period shall be proportionately reduced to correspond to the duration of said final period.

         f. BOOKS AND REPORTS -- For the protection of Lessee, Lessor shall maintain books of account which shall be open to Lessee and its representatives at all reasonable times so that Lessee can determine that such Operating, Utility and Energy and Real Estate Tax Costs have, in fact, been paid or incurred. Lessee's representatives shall mean only (i) Lessee's employees and attorneys or (ii) a Certified Public Accounting firm. At Lessor's request, Lessee shall execute a confidentiality agreement reasonably acceptable to Lessor prior to any examination of Lessor's books and records. In the event Lessee disputes any one or more of said charges, Lessee shall attempt to resolve such dispute with Lessor, provided that if such dispute shall not be satisfactorily settled between Lessor and Lessee, the dispute shall be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, The American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute the Lessee shall pay to Lessor the sum so billed by Lessor subject to its ultimate resolution as aforesaid.

         g. RIGHT OF REVIEW -- Once Lessor shall have finally determined said Operating, Utility and Energy or Real Estate Tax Costs at the expiration of a Lease Year, then as to the item so established, Lessee shall only be entitled to dispute said charge as finally established for a period of six (6) months after such charge is finally established, and Lessee specifically waives any right to dispute any such charge at the expiration of said six (6) month period.

         h. OCCUPANCY ADJUSTMENT -- If, with respect to Operating Cost Escalation, as established in Article 23(a) hereof, and Utility and Energy Cost Escalation, as established in Article 23(b) hereof, the Building is less than ninety percent (90%) occupied during the establishment of the respective Base Periods, then the Base Costs incurred with respect to said Operating Cost or Utility and Energy Cost shall be adjusted during any such period within the Base Period so as to reflect ninety percent (90%) occupancy. Similarly, if during any Lease Year or Partial Lease Year, subsequent to the Base Period the Building is less than ninety percent (90%) occupied, then the actual costs incurred for Operating Cost and Utility and Energy Cost shall be increased during any such period to reflect ninety percent (90%) occupancy so that at all times after the Base Period the Operating Cost or Utility and Energy Cost shall be actual costs, but in the event less than ninety percent (90%) of the Building is occupied during all or part of the Lease Year involved, the Operating Cost or Utility and Energy Cost shall not be less than that which would have been incurred had ninety percent (90%) of the Building been occupied. The aforesaid adjustment shall only be made with respect to those items that are in fact affected by variations in occupancy levels.

24. LESSEE'S ESTOPPEL: Lessee shall, from time to time, on not less that ten (10) days prior written request by Lessor, execute, acknowledge and deliver to Lessor a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and charges have been paid; and, to the best of Lessee's knowledge, whether or not Lessor is in default hereunder, and if so, specifying the nature of the default. It is intended that any such statement delivered pursuant to this Article 24 may be relied on by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest. Lessee shall also execute and deliver the form "Lessee Estoppel Certificate" attached hereto as Exhibit F.

25. HOLDOVER TENANCY: Should Lessee continue to occupy the Demised Premises after expiration of the Term of this Lease or any renewal or renewals thereof, or after a forfeiture or other termination thereof, such tenancy shall (without limitation on any of Lessor's rights or remedies therefor) be one at sufferance from month to month at a minimum monthly rent for the first month equal to one and one-half times and thereafter equal to two times the Fixed Basic Rent and Additional Rent payable for the last month of the term of this Lease for each month of such occupancy. Lessee shall also pay all damages suffered or incurred by Lessor as a result of or arising from such holdover tenancy.

26. RIGHT TO SHOW PREMISES: Lessor may show the Premises to prospective purchasers and mortgagees; and to prospective tenants, during Building Hours on reasonable notice to Lessee.

27.      LESSOR'S WORK - LESSEE'S DRAWINGS:

         a. Lessor agrees that, prior to the commencement of the Term of this Lease, it will do substantially all of the work in the Premises in accordance with Exhibit C attached hereto and made a part hereof. Lessor will provide the Construction Allowance to complete The Work (as defined in Exhibit C) pursuant to the terms and conditions set forth in Exhibit C.

         b. Lessee will supply such drawings and information, including without limitation Construction Documents, to Lessor as set forth in Exhibit C. Any delay occasioned by Lessee's failure to timely supply such drawings and information shall not delay the Commencement Date of the Term and Lessee's obligations hereunder, and the same shall commence on the date the Premises would have been delivered to Lessee pursuant to Article 2, but for Lessee's delay.

         c. Lease commencement shall occur and the Commencement Date is defined as that date when Lessor has done substantially all of the work to be done by Lessor in accordance with Exhibit C and, if required by Tinicum Township, has obtained a certificate of occupancy with respect to the Premises, unless Lessor has been precluded from completing said work or obtaining such certificate as a result of Lessee's acts or omissions or unless Lessee has taken occupancy of the Premises. Occupancy by Lessee or the delivery of a Certificate of Occupancy by Lessor (if required pursuant to local law) shall be prima facie evidence that Lessor has done substantially all of the work.

28. WAIVER OF TRIAL BY JURY: To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Premises.

29. LATE CHARGE: Anything in this Lease to the contrary notwithstanding, at Lessor's option, Lessee shall pay a "Late Charge" of eight percent (8%) of any installment of Fixed Basic Rent or Additional Rent paid more than five (5) days after the due date thereof, to cover the extra expense involved in handling delinquent payments, said Late Charge to be considered Additional Rent. The amount of the Late Charge to be paid by Lessee shall be reassessed and added to Lessee's obligations for each successive monthly period until paid.

30.      LESSEE'S INSURANCE:

         a. Lessee covenants to provide at Lessee's cost and expense on or before the earlier of (i) the Commencement Date, or (ii) Lessee's taking actual possession for the purpose of completing any improvement work, and to keep in full force and effect during the entire Term and so long thereafter as Lessee, or anyone claiming by, through or under Lessee, shall occupy the Premises, insurance coverage as follows:

              i. Commercial General Liability insurance with contractual liability endorsements with respect to the Premises and the business of Lessee in which Lessee shall be adequately covered under limits of liability of not less than FIVE MILLION AND 00/100 DOLLARS ($5,000,000) combined single limit per occurrence for bodily or personal injury (including death) and property damage. Such insurance may be carried (x) under a blanket policy covering the Premises and other locations of Lessee, if any, provided that each such policy shall in all respects comply with this Article and shall specify that the portion of the total coverage of such policy that is allocated to the Premises is in the amounts required pursuant to this Article 30 and (y) under a primary liability policy of not less than ONE MILLION AND 00/100 DOLLARS ($1,000,000) and the balance under an umbrella policy. Notwithstanding anything to the contrary contained in this Lease, the carrying of insurance by Lessee in compliance with this Article 30 shall not modify, reduce, limit or impair Lessee's obligations and liability under Article 33 hereof.

              ii. Fire and Extended Coverage, Vandalism, Malicious Mischief, Sprinkler Leakage and Special Extended Coverage Insurance in an amount adequate to cover the cost of replacement of all personal property, decoration, trade fixtures, furnishings, equipment in the Premises and all contents therein. Lessor shall not be liable for any damage to such property of Lessee by fire or other peril includable in the coverage afforded by the standard form of fire insurance policy with extended coverage endorsement attached (whether or not such coverage is in effect), no matter how caused, it being understood that the Lessee will look solely to its insurer for reimbursement.

              iii. Workers' Compensation and Employer's Liability insurance affording statutory coverage and containing statutory limits with the Employer's Liability portion thereof to have minimum limits of $1,000,000.00.

              iv. Said limits shall be subject to periodic review and Lessor reserves the right to increase said coverage limits if, in the reasonable opinion of Lessor, said coverage becomes inadequate and is less than that commonly maintained by tenants in similar buildings in the area by tenants making similar uses. On or before the Commencement Date, and thereafter at Lessor's request, Lessee shall provide Lessor evidence of the insurance coverage required herein in the form of a duplicate original insurance policy, an insurance binder (countersigned by the insurer), or Evidence of Insurance (in form ACORD 27) for each of the insurance policies Lessee is required to carry in compliance with its obligations under this Lease which shall be delivered to Lessor at least fifteen (15) days prior to the time such insurance is first required to be carried by Lessee.

         b. All of the aforesaid insurance shall (i) name Lessor as an additional insured; (ii) be written by one or more responsible insurance companies licensed in the Commonwealth of Pennsylvania satisfactory to Lessor and in form satisfactory to Lessor; (iii) contain endorsements substantially as follows: "It is understood and agreed that the insurer will give to Lessor, or any successor lessor, c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey, thirty (30) days prior written notice of any material change in or cancellation of this policy."; (iv) shall be written on an "occurrence" basis and not on a "claims made" basis.

         c. Lessee shall be solely responsible for payment of premium and Lessor (or its designee) shall not be required to pay any premium for such insurance. Lessee shall deliver to Lessor at least fifteen (15) days prior to the expiration of such policy, either a duplicate original or a certificate it being the intention of the parties hereto that the insurance required under the terms hereof shall be continuous during the entire Term of this Lease and any other period of time during which pursuant to the Term hereof, said insurance is required. Any insurance carried by Lessee shall be in excess of and will not contribute with the insurance carried by Lessor for injuries or damage arising out of the Premises.

         d. Lessee agrees, at its own cost and expense, to comply with all rules and regulations of the National Fire Protection Association
              (NFPA) National Fire Code. If, or from time to time, as a result of or in connection with any failure by Lessee to comply with the foregoing sentence or any act or omission or commission by Lessee, its employees, agents, contractors or licensees, or a result of or in connection with the use to which the Premises are put (notwithstanding that such use may be for the purposes hereinbefore permitted or that such use may have been consented to by Lessor), the fire insurance rate(s) applicable to the Premises shall be higher than that which would be applicable for a business office legally permitted therein, Lessee agrees that it will pay to Lessor as Additional Rent, such portion of the premiums for all Lessor's fire insurance policies in force with respect to the building and the contents of any occupant thereof as shall be attributable to such higher rate(s).

         e. Lessor makes no representation that the limits of liability specified to be carried by Lessee or Lessor under the terms of this Lease are adequate to protect Lessee against Lessee's undertaking under this Article 30, and in the event Lessee believes that any such insurance coverage called for under this Lease is insufficient, Lessee shall provide, at is own expense, such additional insurance as Lessee deems adequate.

         f. In the event the Premises or its contents are damaged or destroyed by fire or other insured casualty, (i) Lessor, to the extent of the coverage of Lessor's policies of fire insurance, hereby waives its rights, if any, against Lessee with respect to such damage or destruction, even if said fire or other casualty shall have been caused, in whole or in part, by the negligence of Lessee, and (ii) Lessee, to the extent of the coverage of Lessee's policies of fire insurance with extended coverage, hereby waives its rights, if any, against Lessor with respect to such damage, or destruction, even if said fire or other casualty shall have been caused, in whole or in part, by the negligence of Lessor; provided, however, such waivers of subrogation shall only be effective with respect to loss or damage occurring during such time as Lessor's or Lessee's policies of fire insurance (as the case may be) shall contain a clause or endorsement providing in substance that the aforesaid waiver of subrogation shall not prejudice the type and amount of coverage under such policies or the right of Lessor or Lessee (as the case may be) to recover thereunder. If, at any time, Lessor's or Lessee's insurance carrier refuses to write insurance which contains a consent to the foregoing waiver of subrogation, Lessor or Lessee, as the case may be, shall notify the party thereof in writing, and upon the giving of such notice, the provisions of this Section shall be null and void as to any casualty which occurs after such notice. If Lessor's or Lessee's insurance carrier shall make a charge for the incorporation of the aforesaid waiver of subrogation in its policies, then the party requesting the waiver shall promptly pay such charge to the other party upon demand. In the event the party requesting their waiver fails to pay such charge upon demand, the other party shall be released of its obligation to supply such waiver.

         g. Should Lessee fail to maintain the insurance coverage as set forth in this Article 30, then Lessee shall be in default hereunder and shall be deemed to have breached its covenants as set forth herein.

31. NO OTHER REPRESENTATIONS: No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

32. QUIET ENJOYMENT: Lessor covenants that if, and so long as, Lessee pays Fixed Basic Rent, and any Additional Rent as herein provided, and performs Lessee's covenants hereof, Lessor shall do nothing to affect Lessee's right to peaceably and quietly have, hold and enjoy the Premises for the Term herein mentioned, subject to the provisions of this Lease.

33. INDEMNITY: Lessee shall defend, indemnify and save harmless Lessor and its agents against and from; (a) any and all claims (i) arising from
         (x) the conduct or management by Lessee, its subtenants, licensees, its or their employees, agents, contractors or invitees on the Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Lessor for Lessor's or Lessee's account) in or about the Premises during the Term of this Lease, or during the period of time, if any, prior to the Commencement Date that Lessee may have been given access to the Premises, (z) any default by Lessee under the terms, covenants and conditions of this Lease or (ii) arising from any negligent or otherwise wrongful act or omission of Lessee or any of its subtenants or licensees or its or their employees, agents, contractors or invitees, and (b) all costs, expenses and liabilities including reasonable attorneys fees and disbursements incurred in or in connection with each such claim, action or proceeding brought thereon. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall resist and defend such action or proceeding.

34. ARTICLE HEADINGS: The article headings in this Lease and position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions. The Exhibits and Schedule referred to herein and attached hereto are made a part of this Lease.

35. APPLICABILITY TO HEIRS AND ASSIGNS: The provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee, and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Lessor" as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building or of any lease thereof, or if a mortgagee shall take possession of the Premises, the Lessor herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder.

36. OUTSIDE PARKING SPACES: Lessee's occupancy of the Premises shall include the use of the number of outside parking spaces as set forth in the Preamble, all of which will be unassigned. Lessor shall not be responsible for any damage or theft of any vehicle in the parking area and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. Lessee shall, upon request, promptly furnish to Lessor the license numbers of the cars operated by Lessee and its subtenants, licensees, invitees, concessionaires, officers and employees. If any vehicle of the Lessee, or of any subtenant, licensee, concessionaire, or of their respective officers, agents or employees, is parked in any part of the Common Facilities other than the employee parking area(s) designated therefor by Lessor, Lessee shall pay to Lessor such penalty as may be fixed by Lessor from time to time. All amounts due under the provisions of this
         Article 36 shall be deemed to be Additional Rent.

37. LESSOR'S LIABILITY FOR LOSS OF PROPERTY: Lessor shall not be liable for any loss of property from any cause whatsoever, including but not limited to theft or burglary from the Premises, and any such loss arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof, and Lessee covenants and agrees to make no claim for any such loss at any time.

38. PARTIAL INVALIDITY: If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

39. LESSEE'S BROKER: Lessee represents and warrants to Lessor that the Broker, as defined in the Preamble is the sole broker with whom Lessee has negotiated in bringing about this Lease and Lessee agrees to indemnify and hold Lessor and its mortgagee(s) harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Lessor and Lessee. Lessor shall be responsible for any commission due to said Broker pursuant to a separate agreement between Lessor and Broker. In no event shall Lessor's mortgagee(s) have any obligation to any broker involved in this transaction. In the event that no broker was involved as aforesaid, then Lessee represents and warrants to the Lessor that no broker brought about this transaction, and Lessee agrees to indemnify and hold Lessor harmless from any and all claims of any broker arising out of or in connection with the negotiations of, or entering into of, this Lease by Lessee and Lessor.

40. PERSONAL LIABILITY: Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor, its constituent members (to include but not be limited to, officers, directors, partners and trustees) their respective successors, assigns or any mortgagee in possession (for the purposes of this Article, collectively referred to as "Lessor"), with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the equity of Lessor in the Building for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exceptions whatsoever.

41. NO OPTION: The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Lessor and Lessee.

42.      DEFINITIONS:

         a. AFFILIATE -- Affiliate shall mean any corporation related to Lessee as a parent, subsidiary or brother-sister corporation so that such corporation and such party and other corporations constitute a controlled group as determined under Section 1563 of the Internal Revenue Code of 1986, as amended and as elaborated by the Treasury Regulations promulgated thereunder or any business entity in which Lessee has more than a fifty percent (50%) interest.

         b. COMMON FACILITIES -- Common Facilities shall mean the non-assigned parking areas; lobby; elevator(s); fire stairs; public hallways; public lavatories; all other general Building facilities that service all Building tenants; air conditioning rooms; fan rooms; janitors' closets; electrical closets; telephone closets; elevator shafts and machine rooms; flues; stacks; pipe shafts and vertical ducts with their enclosing walls. Lessor may at any time close temporarily any Common Facilities to make repairs or changes therein or to effect construction, repairs or changes within the Building, or to discourage non-tenant parking, and may do such other acts in and to the Common Facilities as in its judgement may be desirable to improve the convenience thereof, but shall always in connection therewith, endeavor to minimize any inconvenience to Lessee.

         c. FORCE MAJEURE -- Force Majeure shall mean and include those situations beyond Lessor's reasonable control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or, where applicable, the passage of time while waiting for an adjustment or insurance proceeds. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the payment of Fixed Basic Rent or Additional Rent, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure.

         d. LESSEE'S PERCENTAGE -- The parties agree that Lessee's Percentage, as defined in the Preamble, reflects and will be continually adjusted to reflect the ratio of the gross square feet of the area rented to Lessee (including an allocable share of all Common Facilities) [the numerator] as compared with the total number of gross square feet of the entire Building (or additional buildings that may be constructed within the Office Building Area) [the denominator] measured outside wall to outside wall, but excluding therefrom any storage areas. Lessor shall have the right to make changes or revisions in the Common Facilities of the Building so as to provide additional leasing area. Lessor shall also have the right to construct additional buildings in the Office Building Area for such purposes as Lessor may deem appropriate, and subdivide the lands for that purpose if necessary, and upon so doing, the Office Building Area shall become the subdivided lot on which the Building in which the Premises is located. However, if any service provided for in Article 23(a) or any utility provided for in Article 23(b) is separately billed or separately metered within the Building, then the square footage so billed or metered shall be subtracted from the denominator and the Lessee's proportionate share for such service and/or utility shall be separately computed, and the Base Costs for such item shall not include any charges attributable to said square footage. Lessee understands that as a result of changes in the layout of the Common Facilities from time to time occurring due to, by way of example and not by way of limitation, the rearrangement of corridors, the aggregate of all Building tenant proportionate shares may be equal to, less than or greater than one hundred percent (100%).

43. LEASE COMMENCEMENT: Notwithstanding anything contained herein to the contrary, if Lessor, for any reason whatsoever, including Lessor's negligence except as provided for in Article 27(b), cannot deliver possession of the Premises, as provided for in Article 27(a), to Lessee at the commencement of the agreed Term as set forth in Article 2, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event, the Term shall be for the full term as specified above to commence from and after the date Lessor shall have delivered possession of the Premises to Lessee or from the date Lessor would have delivered possession of the Premises to Lessee but for Lessee's failure to timely supply to Lessor such drawings and/or information required by Exhibit C or for any other reason attributable to Lessee (herein the "Commencement Date") and to expire midnight of the last day of the month that is ninety (90) months after the month in which the Commencement Date occurs, and if requested by Lessor, Lessor and Lessee shall, ratify and confirm said Commencement and Expiration Dates by completing and signing Exhibit G attached hereto and made a part hereof.

44. NOTICES: Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if (i) delivered personally or (ii) sent by registered mail or certified mail return receipt requested in a postage paid envelope addressed or (iii) sent by nationally recognized overnight delivery service, if to Lessee, at the above described Building; if to Lessor, at Lessor's address as set forth above; or, to either at such other address as Lessee or Lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given, if delivered personally, on delivery thereof, if mailed, upon the tenth (10th) day after the mailing thereof or if sent by overnight delivery service, the next business day.

45. ACCORD AND SATISFACTION: No payment by Lessee or receipt by Lessor of a lesser amount than the rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Fixed Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Fixed Basic Rent or Additional Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Fixed Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

46. EFFECT OF WAIVERS: No failure by Lessor to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent, or waiver, express or implied, by Lessor to or of any breach of any covenant, condition or duty of Lessee shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Lessor.

47. LEASE CONDITION: This Lease is expressly conditioned upon Lessor receiving the consent and approval of Lessor's mortgagee to its term and provisions not later than thirty (30) days after its execution by Lessee, and delivery to Lessor. Should said consent not be received within the aforesaid time period, Lessor may, at Lessor's sole option, cancel this Lease and return the first month's Fixed Basic Rent and Security Deposit to Lessee, which Lessee has deposited with Lessor upon execution of this Lease, and thereafter the parties shall have no further obligations to each other with respect to this Lease.

48. MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE: Lessee agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Lessor, provided that, prior to such notice, Lessee has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagees and/or trust deed holders. Lessee further agrees that, if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

49. LESSOR'S RESERVED RIGHT: Lessor and Lessee acknowledge that the Premises are in a Building which is not open to the general public. Access to the Building is restricted to Lessor, Lessee, their agents, employees and contractors and to their invited visitors. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Lessee or any other tenant, Lessor reserves the right unilaterally to alter Lessee's ingress and egress to the Building or make any change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location.

50. CORPORATE AUTHORITY: If Lessee is a corporation, Lessee represents and warrants that this Lease has been duly authorized and approved by the corporation's Board of Direc tors. The undersigned officers and representatives of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen (15) days of execution hereof, Lessee will provide Lessor with a corporate resolution confirming the aforesaid.

51.      INTENTIONALLY DELETED.

52. LESSEE'S RELOCATION: The Lessor, in its sole discretion, shall have the right following receipt of a Renewal Notice to change the location of the Premises to other space (the "Substituted Leased Premises") within the Airport Business Center, subject Lessee's right to reject such relocation as provided in Section 2.f. above and to the terms and conditions set forth below.

         a. The Substituted Leased Premises shall contain a minimum floor area of approximately the same number of square feet as are contained in the Premises; and the square footage of any Common Facilities attributable to the Substituted Leased Premises shall be approximately the same as that of the Common Facilities attributable to the Premises.

         b. If the total square footage comprised by the Substituted Leased Premises and its attributable Common Facilities exceed the total of the Premises and its attributable Common Facilities, the Lessee shall not be required to pay any increase in the Fixed Basic Rent and Lessee's Percentage shall not be increased. If, however, such total square footage shall be less, Lessee's Fixed Basic Rent and Lessee's Percentage shall be decreased proportionately.

         c. Lessee agrees that it shall relocate to the Substituted Leased Premises no later than the date designated by Lessor in Lessor's Notice, which date shall not be sooner than forty-five (45) days after the date of Lessor's Notice.

         d. The Lessor shall bear and pay for the cost and expense of any such relocation; provided, however, that the Lessee shall not be entitled to any compensation for damages for any interference with or interruption of its business during or resulting from such relocation. The Lessor shall make reasonable efforts to minimize such interference.

         e. In connection with any such relocation, the Lessor shall, at its own cost and expense, furnish and install in (or, if practicable, relocate to) the Substituted Leased Premises all walls, partitions, floors, floor coverings, ceilings, fixtures, wiring and plumbing, if any, (as distinguished from trade fixtures, equipment, furniture, furnishings and other personal property belonging to Lessee) required for the Lessee's proper use and occupancy thereof, all of which items shall be comparable in quality to those situated in the Premises.

         f. The payments of new monthly minimum rent shall commence on the earlier of ten (10) days after Lessor has completed the physical relocation and installation of permanent improvements in the Substituted Leased Premises or the date that Lessee first opens for business in the Substituted Leased Premises.

         g. Lessor and Lessee shall promptly execute an amendment to this Lease reciting the relocation of the Premises and any changes in the monthly minimum rent payable hereunder.

53. BUILDING PERMIT: This Lease is expressly conditioned upon Lessor obtaining a building permit from the appropriate government official for Lessee's Premises. Lessor hereby agrees to make application to said government official within five (5) days following the execution of the construction drawings for the Premises. As used herein, construction drawings shall mean the final plans and specifications required pursuant to Article 27(b).

54.      INTENTIONALLY OMITTED.

55. USE AND OCCUPANCY TAX AND MISCELLANEOUS TAXES: Lessee shall pay prior to delinquency all taxes (or its equivalent) assessed against or levied or imposed upon its use and occupancy of the Premises or upon the fixtures, furnishings, equipment and all other personal property of Lessee located in the Premises and when possible Lessee shall cause said fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the property of Lessor. In the event any or all of Lessee's fixtures, furnishings, equipment and all other personal property or its occupancy of the Premises shall be assessed and taxed with the property of Lessor, Lessee shall pay to Lessor its share of such taxes within twenty (20) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes applicable to Lessee's fixtures, furnishings, equipment, personal property or occupancy. If, during the Term of this Lease or any renewal or extension thereof, any tax is imposed upon the privilege of renting or occupying the Premises or upon the amount of rentals collected therefor, Lessee will pay each month, as Additional Rent, a sum equal to such tax or charge that is imposed for such month, but nothing herein shall be taken to require Lessee to pay any income, estate, inheritance or franchise tax imposed upon Lessor except to the extent required by Article 23 hereof. In addition, Lessee will pay as additional rent, all school district business use and occupancy tax applicable to Lessee and the Premises (if any) within the time set forth in any bill rendered by the taxing authority having such authority, or Lessor for said tax. Lessor shall have the same rights and remedies for the non-payment of such use and occupancy tax, or any other item hereunder, that it has upon Lessee's failure to pay rent hereunder.

56.      APPRAISAL, FAIR MARKET VALUE.

         a. If Lessee, in good faith, determines that a Fair Market Rental Rate (as defined in Section 56.b below as determined by Lessor as otherwise provided in this Lease is not acceptable to Lessee, Lessee may invoke an appraisal procedure by written notice to Lessor within ten (10) days after Lessee's receipt of Lessor's determination of the Fair Market Rental Rate. If no such written notice is given by Lessee within such time, Lessee shall have no further right to appraisal and shall be obligated to pay the rate as determined by Lessor. Lessor and Lessee, within ten (10) business days after the appraisal procedure is invoked, shall each simultaneously submit to the other its good faith estimate of the Fair Market Rental Rate. If the higher of said estimate is not more than one hundred five percent (105%) of the lower of such estimates, the Fair Market Rental Rate in question shall be deemed to be the average of the submitted rates. If otherwise, then the dispute shall be settled by arbitration to be held in Philadelphia, Pennsylvania in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association, except that the arbitration shall be on the basis that the arbitrators will pick one of the two rates submitted, being the rate which is closer to the Fair Market Rental Rate as determined by the arbitrators using the definitions set forth in
              Section 56.b. The parties agree to be bound by the decision of the arbitrators and shall share equally the costs of arbitration, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         b. The phrase "Fair Market Rental Rate" as used herein shall mean the fair market value annual rental rate for which Lessor, at or about the time that such fair market value rent rate is to be first set by Lessor, has entered into a lease or leases with other comparable tenants (excluding existing tenants with options to expand or renew at predetermined or fixed rental rates or pursuant to a definition of fair market value rental rate which is not comparable or equivalent to the definition of Fair Market Rental Rate set forth herein and also excluding existing tenants who take additional space without the benefit of an expansion option, but including new tenants without such options who, by subsequent agreement with Landlord, expand or renew their premises at a rent determined pursuant to a definition of fair market value rental rate which is comparable space in the Building or in the Airport Business Center (the "Project"), as the case may be, at the time that such Fair Market Value rental rate is first set by Lessor under the applicable provisions of this Lease, or would obtain from any prospective tenant for any general office use of such space, as such space is then improved. The Fair Market Rental Rate shall take into account the value of any rent or equivalent economic concessions (the "Concessions") then offered in connection with the leasing of such comparable space in the Building or the Project. The Fair Market Rental Rate shall also take into account that (i) a lessee may lease the Premises on an "as-is" basis without Lessor granting Concessions such as lessee improvement allowances; (ii) the Premises, in their then existing condition, may be partially suitable to a lessee, without the necessity of additional improvements or the granting of any concession such as lessee improvement allowances; (iii) the Premises, in their then existing condition, may exceed the quality of available space in the marketplace for the operation of Lessee's business, and (iv) the improvements in the Premises, in their then existing condition, may need to be demolished and rebuilt to be suitable for use by Lessee. For purposes of this
              Section 56.b on a renewal of the Term hereof, all of the Premise shall be deemed to be satisfactory to Lessee and suitable for the conduct of Lessee's business, except to the extent such space may need to be refurbished.

57.      RIGHT OF FIRST OFFER.

         a. Upon any space on the second floor of the Building becoming available ("Available Space"), Lessor shall provide to Lessee notice thereof ("Availability Notice"). Space shall be "available" only to the extent it is not subject to expansion, extension, first offer, first refusal and any other rights of other tenants in the Building or Project. Lessee acknowledges that, among others, Keystone Mercy Health Plan has a right of first offer for any available space on the second floor of the Building. Provided that at least three (3) years remain on the initial Term of this Lease, and provided that Lessee is not in default with respect to this Lease, Lessee shall have a one-time first right to lease the Available Space (in its entirety), on the terms and conditions described in this Article 57 and otherwise consistent with this Lease, which is exercisable by written notice to Lessor within ten
              (10) business days after Lessee's receipt of the Availability Notice. Any such Available Space shall be leased to Lessee on an "as is" basis, for a term coterminous with the balance of the Term remaining on the Premises (or such shorter term as may be necessary to prevent any conflict with any other lessees' rights to such space) and at a rental rate equal to the Fair Market Rental Rate provided, however, Lessee's exercise of the first right described in this Article 57 shall be final with respect to the lease by Lessee of such Available Space, and Lessee hereby agrees that any dispute between Lessor and Lessee concerning the determination by Lessor of the rental rate for such Available Space shall be submitted to arbitration pursuant to Section 56.1.

         b. In the event Lessee does not timely elect to lease the Available Space then Lessor may lease the Available Space and any further available space in the Building to any third party and Lessee shall have no right of first offer with respect thereto. Likewise, if Lessee timely elects to lease the Available Space, Lessee shall have no right of first offer to lease any subsequent available space in the Building.

         c. As of the date that Lessor delivers actual possession to Lessee of the Available Space leased by Lessee, such Available Space shall become part of the Premises and, except as otherwise provided in this Article 57, shall be leased upon the same terms and conditions (other than as to Fixed Basic Rent, which will be governed by subsection (a) above and Section 56) and Additional Rent which shall increase in accordance with the increase in Lessee's Percentage.

         d.   The first right to lease the Available Space set forth in this
              Article 57 is personal to Lessee and may not be assigned, transferred or conveyed to any party, unless the Lease is assigned in its entirety in accordance with the terms hereof.

58.      ARBITRATION.

         a. Whenever in this lease it is provided that a dispute shall be resolved by arbitration, the arbitration shall be conducted in Philadelphia, Pennsylvania, as provide din this Article 58. The party desiring such arbitration shall give written notice thereof to the other specifying the dispute to the arbitrated. Within twenty (20) days after the date on which the arbitration procedure is invoked as provided in this Lease, each party shall appoint an experienced arbitrator and notify the other party of the arbitrator's name and address. For purposes of this Article 58, an "experienced arbitrator" shall be an individual unrelated to any party hereto who possesses at least ten (10) years experience in the development, management or leasing of first class office space in complex real estate transactions in the Philadelphia metropolitan area, and who has at no time ever represented or acted on behalf of any of the parties. The party who selects the experienced arbitrator may not consult with such experienced arbitrator, directly or indirectly, to determine such experienced arbitrator's position on the issue which is the subject of the dispute. If the party fails to so appoint an experienced arbitrator and notify the other party of such arbitrator's name and address, an arbitrator shall be appointed pursuant to the same procedure that is followed when agreement cannot be reached as to the third arbitrator. Within ten (10) days after the appointment of the second experienced arbitrator and notice to the other part of such arbitrator's name and address, the two arbitrators so appointed shall notify both parties of the third arbitrator's name and address. If the three arbitrators to be so appointed are not appointed within thirty (30) days after the date the arbitration procedure is invoked as provided in this Lease, then the arbitrator or arbitrators, if any, who have been selected shall proceed to carry out the arbitration. The arbitrator or arbitrators so selected shall furnished Lessor and Lessee with a written decision within thirty (30) days after the date of selection of the last of the arbitrators to be so selected. Any decision so submitted shall be signed by a majority of the arbitrators, if more than two have been selected. If only two arbitrators have been selected and they are unable to agree, then either Lessor or Lessee shall be entitled to apply to the President Judge of the Court of Common Pleas of Delaware County, Pennsylvania for the selection of a third arbitration who shall be selected from a list of names of experienced arbitrators submitted by Lessor or from a list of names submitted by Lessee, as the case may be, unless both Lessor and Lessee submits lists of names, in which case the Court, in its sole discretion, shall select the third arbitrator from the lists. In the event of any subsequent vacancies or inabilities to perform among the arbitrators appointed, the arbitrator or arbitrators involved shall be replaced in accordance with the provisions of this Article 58 as if such replacement was an initial appointment to be made under this Article 58 within the time constraints set forth in this Article 58, measured from the date of notice of such vacancy or inability to the person or persons required to make such appointment, with all the attendant consequences of failure to act timely if such appointment person is the party hereto. In designating arbitrators and in deciding the dispute, the arbitrators shall utilize their utmost skill and act diligently in accordance with the Commercial Rules of Arbitration then in force of the American Arbitration Association, subject, however, to such limitations as may be placed upon them by the provisions of this lease.

         b. The arbitrators appointed pursuant to this Article 58 shall (i) determine the Fair Market Rental Rate as provided in the Lease, and (ii) fix and establish any and all rules as it shall consider appropriate in their sole and absolute discretion to govern the proceedings before it, including any and all rules of discovery, procedure and/or evidence.

         c. The decision of the arbitrators shall be final and bindings, may be confirmed and entered by any court of competent jurisdiction at the request of any party and may not be appealed to any court of competent jurisdiction or otherwise except upon a claim of fraud on the part of the arbitrators, or on the basis of a mistake as to the applicable law.

         d. The obligations of Lessor and Lessee to submit a dispute to arbitration is limited to disputes arising under those articles of this Lease which specifically provide for arbitration. Neither party shall be in default hereunder with respect to any provision hereof during the time period commencing as of the initial notice of desire to arbitrate and ending on the date of resolution by the arbitrators; provided, however, that during said period each party shall continue to make all payments of money required by this Lease and shall otherwise perform all duties and obligations required to be performed by such party under this Lease and, with respect to the issue under arbitration, shall maintain the status quo.

         EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

         THE UNDERSIGNED LESSEE ACKNOWLEDGES THAT IT FULLY UNDERSTANDS THE CONFESSIONS OF JUDGMENT CONTAINED IN ARTICLE 14 HEREOF AND THAT THE LESSOR-LESSEE RELATIONSHIP CREATED HEREBY IS COMMERCIAL IN NATURE AND THAT THE UNDERSIGNED WAIVES ANY RIGHT TO A HEARING WHICH WOULD OTHERWISE BE A CONDITION TO LESSOR'S OBTAINING THE JUDGMENTS AUTHORIZED BY ARTICLE 14.

         THE UNDERSIGNED LESSEE FURTHER ACKNOWLEDGES AND UNDERSTANDS THAT LESSEE HAS WAIVED ITS RIGHT TO A TRIAL BY JURY.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

LESSOR:                                     LESSEE:

CALI AIRPORT REALTY                         BLUESTONE SOFTWARE, INC.
ASSOCIATES, L.P.

By: Mack-Cali Sub XVIII, Inc.,
    General Managing Partner

By: /s/ John Jay Crandall                  By: /s/ Craig Huke
   --------------------------------------     -----------------------
   John Jay Crandall                          Craig Huke
   Vice President, Leasing - NJ/PA Region     Chief Financial Officer

                                    EXHIBIT A

                              LOCATION OF PREMISES



        [Graphic, two pages; A not to scale aerial view of the premises]

                                   EXHIBIT A-2
                              OFFICE BUILDING AREA

PREMISES "3"

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, Situate in the Township of Tinicum, County of Delaware, State of Pennsylvania, as shown on an ALTA/ACSM Land Title Survey Plan for Airport Business Center (Lot 3 Parcel 2), prepared by Brandywine Valley Engineers, Inc., Consulting Engineers and Land Surveyors, dated November 18, 1996, last revised December 16, 1996, and being bounded and described as follows:

BEGINNING at a point in the Northwesterly side of Governor Printz Boulevard (westbound - L.R. 762) (S.R. 0291) (various widths) said point being measured along same the following eight (8) courses and distances from a point of intersection of said side of Governor Printz Boulevard (60 feet wide) with the Northeasterly side of Fourth Avenue (60 feet wide): (1) along said side of Governor Printz Boulevard North 63 degrees 19 minutes 37 seconds East 685.12 feet to a point; (2) North 26 degrees 40 minutes 23 seconds West 25.00 feet to a point; (3) North 63 degrees 19 minutes 37 seconds East 124.98 feet to a point of curvature; (4) along the arc of a circle curving to the right in a Northeastwardly direction having a radius of 5784.58 feet an arc distance of
544.20 feet (chord North 66 degrees 01 minute 20 seconds East 544.00 feet) to a point; (5) South 21 degrees 16 minutes 58 seconds East 5.00 feet to a point; (6) along the arc of a circle curving to the right in a Northeastwardly direction having a radius of 5779.58 feet an arc distance of 275.02 feet (chord North 70 degrees 04 minutes 50 seconds East 275.00 feet) to a point; (7) North 27 degrees 36 minutes 51 seconds West 25.26 feet to a point; (8) North 52 degrees 14 minutes 28 seconds East 81.37 feet to the point of beginning; thence from said beginning point and along the Northeasterly side of Stevens Drive the following two (2) courses and distances: (1) North 32 degrees 16 minutes 00 seconds West
41.25 feet to a point of curvature and (2) along the arc of a circle curving to the left in a Northwestwardly direction having a radius of 175.00 feet an arc distance of 198.53 feet (chord North 64 degrees 46 minutes 00 seconds West
188.05 feet) to a point of tangency; thence leaving the same North 22 degrees 44 minutes 00 seconds East 457.57 feet to a point in the southeasterly right of way line for limited access for Interstate 95 (S.R. 0095); thence along said limited access right of way the following three (3) courses and distances: (1) South 70 degrees 45 minutes 32 seconds East 481.67 feet to a point; (2) South 03 degrees 38 minutes 14 seconds West 40.01 feet to a point; (3) South 52 degrees 14 minutes 28 seconds West 552.65 feet to the first mentioned point and place of beginning.

BEING Lot #3 on said Plan and containing an area of 4.0022 acres more or less.

BEING Folio No. 45-00-00504-03.

BEING commonly known as 300 Stevens Drive.

                                    EXHIBIT B

                              RULES AND REGULATIONS

1. OBSTRUCTION OF PASSAGEWAYS: The sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Building shall not be obstructed or encumbered by Lessee or used by Lessee for any purpose other than ingress and egress. If the Premises are situated on the ground floor with direct access to the street, then Lessor shall, at Lessor's expense, keep the sidewalks and curbs directly in front of the Premises clean and free from ice, snow and refuse.

2. WINDOWS: Windows in the Premises shall not be covered or obstructed by Lessee. No bottles, parcels or other articles shall be placed on the windowsills, in the halls, or in any other part of the Building other than the Premises. No article shall be thrown out of the doors or windows of the Premises.

3. PROJECTIONS FROM BUILDING: No awnings, air-conditioning units, or other fixtures shall be attached to the outside walls or the window sills of the Building or otherwise affixed so as to project from the Building, without prior written consent of Lessor.

4. SIGNS: No sign or lettering shall be affixed by Lessee to any part of the outside of the Premises, or any part of the inside of the Premises so as to be clearly visible from the outside of the Premises, without the prior written consent of Lessor. However, Lessee shall have the right to place its name on any door leading into the Premises the size, color and style thereof to be subject to the Lessor's approval. Lessee shall not have the right to have additional names placed on the Building directory without Lessor's prior written consent.

5. FLOOR COVERING: Lessee shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Premises. If linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall first be fixed to the floor by a paste or other material that may easily be removed with water, the use of cement or other similar adhesive material being expressly prohibited.

6. INTERFERENCE WITH OCCUPANTS OF BUILDING: Lessee shall not make, or permit to be made, any unseemly or disturbing noises or odors and shall not interfere with other tenants or those having business with them. Lessee will keep all mechanical apparatus in the Premises free of vibration and noise which may be transmitted beyond the limits of the Premises.

7. LOCK KEYS: No additional locks or bolts of any kind shall be placed on any of the doors or windows by Lessee. Lessee shall, on the termination of Lessee's tenancy, deliver to Lessor all keys to any space within the Building either furnished to or otherwise procured by Lessee, and in the event of the loss of any keys furnished, Lessee shall pay to Lessor the cost thereof. Lessee, before closing and leaving the Premises, shall ensure that all windows are closed and entrance doors locked. Nothing in this Paragraph 7 shall be deemed to prohibit Lessee from installing a burglar alarm within the Premises, provided: (1) Lessee obtains Lessor's consent which will not be unreasonably withheld or delayed; (2) Lessee supplies Lessor with copies of the plans and specifications of the system; (3) such installation shall not damage the Building; and (4) all costs of installation shall be borne solely by Lessee.

8. CONTRACTORS: No contract of any kind with any supplier of towels, water, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish, garbage, or other like service shall be entered into by Lessee, nor shall any machine of any kind be installed in the Building or the Office Building Area without the prior written consent of the Lessor. Lessee shall not employ any persons other than Lessor's janitors for the purpose of cleaning the Premises without prior written consent of Lessor. Lessor shall not be responsible to

         Lessee for any loss of property from the Premises however occurring, or for any damage to the effects of Lessee by such janitors or any of its employees, or by any other person or any other cause.

9. PROHIBITED ON PREMISES: Lessee shall not conduct, or permit any other person to conduct, any auction upon the Premises, manufacture or store goods, wares or merchandise upon the Premises without the prior written approval of Lessor, except the storage of usual supplies and inventory to be used by Lessee in the conduct of his business, permit the Premises to be used for gambling, make any unusual noises in the Building, permit any musical instrument to be played on the Premises, permit any radio to be played, or television, recorded or wired music in such loud manner as to disturb or annoy other tenants, or permit any unusual odors to be produced on the Premises. Lessee shall not permit any portion of the Premises to be occupied as an office for a public stenographer or typewriter, or for the storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form or as a barber or manicure shop. Canvassing, soliciting and peddling in the Building and the Office Building Area are prohibited and Lessee shall cooperate to prevent the same. No bicycles, vehicles or animals (except personal assistance dogs) of any kind shall be brought into or kept in or about the Premises.

10. PLUMBING, ELECTRIC AND TELEPHONE WORK: Plumbing facilities shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or other substances of any kind shall be thrown into them. Waste and excessive or unusual amounts of electricity or water is prohibited. When electric wiring of any kind is introduced, it must be connected as directed by Lessor, and no stringing or cutting of wires will be allowed, except by prior written consent of Lessor, and shall be done by contractors approved by Lessor. The number and locations of telephones, telegraph instruments, electrical appliances, call boxes, etc. shall be subject to Lessor's approval.

11. MOVEMENT OF FURNITURE, FREIGHT OR BULKY MATTER: The carrying in or out of freight, furniture or bulky matter of any description must take place during such hours as Lessor may from time to time reasonably determine and only after advance notice to the superintendent of the Building. The persons employed by Lessee for such work must be reasonably acceptable to the Lessor. Lessee may, subject to these provisions, move freight, furniture, bulky matter, and other material into or out of the Premises on Saturdays between the hours of 9:00 a.m. and 1:00 p.m., provided Lessee pays additional costs, if any, incurred by Lessor for elevator operators or security guards, and for any other expenses occasioned by such activity of Lessee. If, at least three (3) days prior to such activity, Lessor requests that Lessee deposit with Lessor, as security of Lessee's obligations to pay such additional costs, a sum of which Lessor reasonably estimates to be the amount of such additional cost, the Lessee shall deposit such sum with Lessor as security of such cost. There shall not be used in the Building or Premises, either by Lessee or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in the elevators without the consent of the superintendent of the Building.

12. SAFES AND OTHER HEAVY EQUIPMENT: Lessor reserves the right to prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising.

13. ADVERTISING: Lessor shall have the right to prohibit any advertising by Lessee which in Lessor's reasonable opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

14. NON-OBSERVANCE OR VIOLATION OF RULES BY OTHER TENANTS: Lessor shall not be responsible to Lessee for non-observance or violation of any of these rules and regulations by any other tenant.

15. AFTER HOURS USE: Lessor reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturdays, Sundays and Building Holidays, all persons who do not present a pass to the Building signed by the Lessee. Each Lessee shall be responsible for all persons for whom such a pass is issued and shall be liable to the Lessor for the acts of such persons.

16. PARKING: Lessee and its employees shall park their cars only in those portions of the parking area designated by Lessor.

17. RESERVATIONS: Lessor hereby reserves to itself any and all rights not granted to Lessee hereunder, including, but not limited to, the following rights which are reserved to Lessor for its purposes in operating the Building:

         a) the exclusive right to the use of the name of the Building for all purposes, except that Lessee may use the name as its business address and for no other purposes; and

         b) the right to change the name or address of the Building, without incurring any liability to Lessee for doing so; and

         c) the right to install and maintain a sign on the exterior of the Building; and

         d) the exclusive right to use or dispose of the use of the roof of the Building; and

         e) the right to limit the space on the directory of the Building to be allotted to Lessee; and

         f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

18. HEALTH: The Lessee shall be responsible for initiating, maintaining and supervising all health and safety precautions and/or programs required by Law in connection with the Lessee's use and occupancy of the Premises.

19. HAZARDOUS MATERIALS: The Lessee shall not store, introduce or otherwise permit any material known to be hazardous within the Premises. Any material within the Premises which is determined to be hazardous shall be removed and properly disposed of by the Lessee at the Lessee's sole expense.

                                    EXHIBIT C

                                  LESSOR'S WORK

Workletter Agreement for office space on the 3rd floor, at 300 Stevens Drive, Lester, Pennsylvania between Cali Airport Realty Associates, L.P., as Lessor, and Bluestone Software, Inc., as Lessee.

                            Dated: October 29, 1999



---------------------------------------------------------------------
  DIVISION   GLS       DESCRIPTION                          BUDGET
---------------------------------------------------------------------
     1.0     5510    General Requirements                $ 23,694.74
---------------------------------------------------------------------
     2.0     5524    Miscellaneous                         24,972.00
---------------------------------------------------------------------
     6.0     5561    Cabinets & Millwork                   13,630.00
---------------------------------------------------------------------
     8.1     5540    Doors  & Hardware                     42,600.00
---------------------------------------------------------------------
     8.4     5570    Aluminum, Glass & Glazing             19,360.00
---------------------------------------------------------------------
     9.3     5530    Partitions                            58,250.00
---------------------------------------------------------------------
     9.5     5542    Acoustical Ceilings                   11,575.00
---------------------------------------------------------------------
     9.7     5565    Painting and Vinyl Wall Covering      30,325.00
---------------------------------------------------------------------
     9.9     5564    Flooring & Carpet                     56,167.50
---------------------------------------------------------------------
    15.3     5574    Fire Suppression                      22,500.00
---------------------------------------------------------------------
    15.4     5532    Plumbing                              15,605.00
---------------------------------------------------------------------
    15.5     5535    HVAC                                  59,989.25
---------------------------------------------------------------------
    16.0     5533    Electrical                            79,855.00
---------------------------------------------------------------------
                       SUBTOTAL                          $458,523.49
                       10% OVERHEAD                        45,852.35
---------------------------------------------------------------------
                       SUBTOTAL                          $504,375.84
                       5% GENERAL CONDITIONS               25,218.79
---------------------------------------------------------------------
                       TOTAL                             $529,594.63
---------------------------------------------------------------------


Rentable Area = 23,957 S.F.
Preliminary pricing & assumptions based on Test-Fit-1 Dated 8/17/99 and ADA letter dated 9/29/99


---------------------------------------------------------------------
                       TOTAL COST                        $529,594.63
---------------------------------------------------------------------
             5799    LESS:  LESSOR'S ALLOWANCE           $479,140.00
                     $20.00 per rt. sq. ft.
                     $0.00 lot allowance
---------------------------------------------------------------------
                     NET COST TO BE PAID BY              $ 50,454.63
                     LESSEE PRIOR TO OCCUPANCY
---------------------------------------------------------------------



AGREED AND ACCEPTED:

LESSEE:
BLUESTONE SOFTWARE, INC.

By: /s/ Craig Huke
   ----------------------
   CRAIG HUKE
   Chief Financial Officer

                                    EXHIBIT C

                                      NOTES

RE: Workletter Agreement for office space on the 3rd floor at 300 Stevens Drive, Lester, Pennsylvania between Cali Airport Realty Associates, L.P. as Lessor and Bluestone Software, Inc., as Lessee.

You ("Lessee") and we ("Lessor") are executing simultaneously with this Workletter Agreement a written lease ("Lease"), covering the space referred to above, as more particularly described in the Lease ("Premises").

To induce Lessee to enter into the Lease (which is hereby incorporated by reference) and in consideration of the covenants hereinafter contained, Lessor and Lessee mutually agree as follows:

1a. Lessor has heretofore delivered to Lessee for use by Lessee and/or its architect or engineer, such structural, electrical and mechanical drawings, specifications, and other information with respect to the Building ("Base Building Plans") reflecting Lessor's construction of the core and shell of the Building (the "Core and Shell"). Lessee acknowledges that the Core and Shell were constructed to construction industry standard tolerances permitting limited deviations from the requirements of the Base Building Plans. Lessee has or will cause its architect or engineer to conduct a field survey of the Premises to verify critical dimensions and ascertain any deviation from the Base Building Plans.

1b. Lessee shall consult with its architect, engineer, designer and such other consultants (collectively, "Lessee's Architect") as it shall deem necessary for the development and timely completion of Construction Documents, as hereinafter defined, which shall conform to the Base Building Plans.

1c. Subject to the procedural requirements set forth below in Subsection 1.f., Lessee shall cause Lessee's Architect to prepare and design development documents consisting of architectural, mechanical, electrical, plumbing (if permitted) and structural drawing and other documents to fix and describe the interior size and character of the Premises (the "Construction Documents"). Lessee shall cause Lessee's Architect to prepare and deliver to Lessor prior to the execution of the lease one (1) complete reproducible set and a CAD disk(s) containing the Construction Documents.

1d. Lessee's Construction Documents shall be signed and sealed by a reputable architect or professional engineer (where applicable) licensed and registered in the Commonwealth of Pennsylvania. In addition to conforming to Lessor's Base Building Plans, Lessee's Construction Documents shall also conform to all applicable laws, ordinances, building codes and requirements of public authorities and insurance underwriters. Lessee's Construction Documents shall contain, at a minimum, floor plans, reflected ceiling plans, power and telephone plans, mechanical plans, electrical plans, fire protection plans and all other details and schedules which designate the locations and specifications for all mechanical, electrical, fire protection and life safety equipment to be installed in the Premises, and all partitions, doors, lighting fixtures, electric receptacles and switches, telephone outlets, special air-conditioning, and other improvements to be installed within the Premises.

1e. Lessee's Construction Documents, as approved by Lessor and as modified by Lessee to take account of any changes reasonably requested by Lessor, are hereinafter considered to be "Issued for Construction".

1f. Lessee shall submit for Lessor's approval all Construction Documents. The approval by Lessor of Lessee's Construction Documents shall be subject to the following procedural requirements:

                        (1) Lessor shall review, within five (5) business days after submission, the applicable documents or any additional requested information, and either approve the same or return the same to Lessee with requested modifications.

                        (2) If Lessor shall return the documents to Lessee with requested modifications, Lessor shall specify a reasonable period of time, not to exceed five (5) business days, within which such modifications shall be made and within which such modified plans shall be resubmitted to Lessor by Lessee, until the modified documents are finally approved by Lessor.

                        (3) To the extent the Tenant's Construction Documents, in Lessor's sole judgment, involve any modification of, or impact upon, the Building's structural, mechanical, electrical or plumbing systems or components, then such approval may be withheld by Lessor in its absolute and sole discretion.

2. Following Lessor's receipt of Construction Documents Issued for Construction, upon Lessor's receipt from Lessee of an invoice evidencing the actual cost of Lessee's preparation of its Construction Documents, Lessor shall pay to Lessee's Architect the amount of such cost as reimbursement therefor provided, that the aggregate amount to be reimbursed by Lessor to Lessee for Lessee's cost to prepare such documents shall not exceed $13,176.35, and the Construction Allowance shall be reduced by every such reimbursement to Lessee.

3. Lessor agrees to do the work in the Premises as preliminarily described on the "Description of Materials" schedule attached hereto and as shown on the plans dated August 17, 1999 and ADA letter dated September 29, 1999, which shall hereinafter be referred to as "The Work". "Building Standard" shall mean the type and grade of material, equipment and/or device designated by Lessor as standard for the Building. All items are Building Standard unless otherwise noted. The provisions of Article 5 of the Lease shall apply to any alterations made to the Premises after the initial work to be performed herein.

4. Lessor has estimated the cost of The Work based upon the sketch plans and specifications submitted to Lessor by Lessee to be $529,689.27 (23,957 RSF @ 22.11). This amount is an estimate only. Against such estimated cost, Lessor shall credit an allowance of $479,140 (23,957 RSF @ $20 per RSF) (the "Construction Allowance") and the remaining balance, if any, shall be paid by Lessee prior to occupancy. The Construction Allowance may be used to pay the cost of The Work, preparing Construction Documents (as provided above), obtaining construction and occupancy permits, oversight and inspection fees of Lessor, Lessor's construction representative and governmental authorities, and fees of the general contractor. No part of the Construction Allowance may be used for any other purpose and may not be used to fund, pay for or offset any miscellaneous tenant expense or as a rent credit. Lessor shall obtain, and provide to Lessee, at least two bids from general contractors for The Work. Lessor agrees to request a bid for The Work from Interior Construction Plus, provided that Interior Construction Plus provides evidence to Lessor that it maintains insurance coverages and amounts in keeping with Lessor's standards.

5. All low partitioning, work station modules, bankscreen partitions and prefabricated partition systems shall be furnished and installed by Lessee.

6. The installation or wiring of telephone and computer (data) outlets is not part of The Work. Lessee shall bear the responsibility to provide its own telephone and data systems at Lessee's sole cost and expense. Upon expiration or sooner termination of the Lease, Lessee shall remove all telephone and data equipment and wiring from the Premises and the Building risers prior to vacation of same.

7. Changes in The Work, if necessary or requested by the Lessee, shall be accomplished after the execution of the Lease and this Workletter Agreement, and without invalidating any part of the Lease or Workletter Agreement, by written agreement between Lessor and Lessee hereinafter referred to as a Change Order. Each Change Order shall be prepared by Lessor and signed by both Lessee and Lessor stating their agreement upon all of the following:

         a.   The scope of the change in The Work; and

         b.   The cost of the change; and

         c.   Manner in which the cost will be paid or credited; and

         d. The estimated extent of any adjustment to the Commencement Date as a result of the change in The Work.

         Each and every Change Order shall be signed by Lessor's and Lessee's respective construction representatives. In no event shall any Change Order(s) be permitted without such authorizations. A 10% supervision plus 5% overhead charge will be added to the cost of any Change Order executed thirty (30) days or more after the date of the Lease. If Lessee shall fail to approve any such Change Order within one (1) week, the same shall be deemed disapproved in all respects by Lessee and Lessor shall not be authorized to proceed thereon. Any increase in the cost of The Work or the change in The Work stated in a Change Order which results from Lessee's failure to timely approve and return said Change Order shall be paid by the Lessee. Lessee agrees to pay to Lessor the cost of any Change Order promptly upon receipt of an invoice for same.

8. If Lessee elects to use the architect suggested by Lessor, this architect becomes the Lessee's agent solely with respect to the plans, specifications and The Work. If any change is made prior to completion of schematic drawings and final construction documents which result in a Change Order and additional costs, such costs shall be the responsibility of the Lessee. Similarly, any cost savings resulting from such Change Order(s) shall be credited to the Lessee.

9. Prior to Lessee's occupancy of the Premises, Lessee shall identify and list any portion of The Work which does not conform to this Workletter Agreement ("Punch List"). The Lessor shall review with the Lessee all of the items so listed and correct or complete any portion of The Work which fails to conform to the requirements of this Workletter Agreement.

10. The terms contained in the Lease (which include all exhibits attached thereto) constitute Lessor's agreement with Lessee with respect to the work to be performed by Lessor on Lessee's behalf. If the architectural drawings are in conflict with the terms of the Lease, then the Lease shall be deemed the controlling document.

11. All materials and installations constructed for the Lessee within the Premises shall become the property of the Lessor upon installation. No refund, credit or removal of said items is to be permitted at the termination of the Lease. Items installed that are not integrated in any such way with other common building materials do not fall under this provision (e.g. shelving, furniture, etc.).

12. It is agreed that notwithstanding the date provided in the Lease for the Commencement Date, the term shall not commence until Lessor has "substantially completed" all work to be performed by Lessor as hereinbefore set forth in Paragraph 3 above and as set forth in the Lease; provided, however, that if Lessor shall be delayed in substantially completing said work as a result of:

         a. Lessee's failure to provide Construction Documents in accordance with Paragraph 1 hereof; or

         b. Lessee's failure to furnish interior finish specifications, i.e., paint colors, carpet selection, etc., to Lessor by the fifth (5th) working day after Lessor has approved the Construction Documents submitted by Lessee referred to in Paragraph 1 hereof; or

         c. Lessee's request for materials, finishes or installations other than Lessor's Building

              Standard; or

         d.   Lessee's changes in The Work; or

         e. The performance of a person, firm, partnership or corporation employed by Lessee and the completion of the said work by said person, firm, partnership or corporation;

         then the Commencement Date of the term of said Lease shall be accelerated by the number of days of such delay and Lessee's obligation to pay Fixed Basic Rent and Additional Rent shall commence as of such earlier date.

13. Lessor shall permit Lessee and its agents to enter the Premises prior to the Commencement Date in order that Lessee may perform through its own union contractors such other work and decorations as Lessee may desire at the same time Lessor's contractors are working in the Premises. The foregoing license to enter prior to the Commencement Date, however, is conditioned upon:

         a. Lessee's workmen and mechanics working in harmony and not interfering with the labor employed by Lessor, Lessor's mechanics or contractors or by any other Lessee or its mechanics or contractors; and

         b. Lessee providing Lessor with evidence of Lessee's contractors and subcontractors carrying such worker's compensation, general liability, personal and property insurance as required by law and in amounts no less than the amounts set forth in Article 30 of the Lease. If at any time such entry shall cause disharmony or interference therewith, this license may be withdrawn by Lessor upon forty-eight (48) hours written notice to Lessee. Such entry shall be deemed controlled by all of the terms, covenants, provisions and conditions of said Lease, except as to the covenant to pay Fixed Basic Rent and Additional Rent. Lessor shall not be liable in any way for any injury, loss or damage which may occur to any of Lessee's decorations or installations so made prior to the Commencement Date, the same being solely at Lessee's risk.

         a. Lessee providing to Lessor for filing, an original Waiver of Mechanics' Liens fully executed by Lessee's general contractor in recordable form and otherwise in form satisfactory to Lessor.

         d. Lessee providing to Lessor a copy of the written agreement between Lessee and its contractor containing a general waiver of liens by such contractor for itself and all subcontractors.

14. No part of the Premises shall be deemed unavailable for occupancy by the Lessee, or shall any work which the Lessor is obligated to perform in such part of the Premises be deemed incomplete for the purpose of any adjustment of Fixed Basic Rent payable hereunder, solely due to the non-completion of details of construction, decoration or mechanical adjustments which are minor in character and the non-completion of which does not materially interfere with the Lessee's use of such part of the Premises.

15. Lessee is responsible for all costs related to the repairs and maintenance of any additional or supplemental HVAC systems, appliances and equipment installed to meet Lessee's specific requirements. Lessee shall purchase a service contract for this equipment so that the equipment is covered by such service contract each year of the term of the Lease.

16. If construction is to occur in a space occupied by Lessee's employees, Lessee shall be liable for all costs associated with a delay if Lessee shall fail to comply with a submitted construction schedule to relocate personnel, furniture, or equipment. These costs shall include, but not be limited to the following:

         a.   cost of construction workers time wasted; and

         b.   cost of any overtime work necessary to meet schedule deadlines;
              and

         c.   any other costs associated with delays in final completion.

17. This workletter is based on the quantities and specifications listed herein. Any change to these specifications shall require the recalculation of the construction costs. Such recalculation shall not negate any other section of this Lease.

18. With respect to the construction work being conducted in or about the Premises, each party agrees to be bound by the approval and actions of their respective construction representatives. Unless changed by written notification, the parties hereby designate the following individuals as their respective construction representatives:


FOR LESSOR:                                     FOR LESSEE:

c/o Mr. Tony DeCaro                             Ms. Mary Gatto
Mack-Cali Realty Corporation                    100 Briggs Road
11 Commerce Drive                               Mt. Laurel, New Jersey 08054
Cranford, New Jersey 07016

If the foregoing correctly sets forth our understanding, kindly sign this letter agreement where indicated.

CALI AIRPORT REALTY                             BLUESTONE SOFTWARE, INC.,
ASSOCIATES, L.P., LESSOR                        LESSEE

By: Mack-Cali Sub XVIII, Inc.
    Managing General Partner

By: /s/ John Jay Crandall                       By: /s/ Craig Huke
   --------------------------------------          -----------------------
   John Jay Crandall                               Craig Huke
   Vice President, Leasing - NJ/PA Region          Chief Financial Officer

                                  EXHIBIT C - 1

                   AIR CONDITIONING & HEATING DESIGN STANDARDS

The following are design standards for the building air-conditioning system for cooling and heating in the air in the subject building:

1. During the normal heating season to maintain an average indoor dry bulb temperature of not less than 70 degrees F (21 degrees C) or more than 76 degrees (24.4 degrees C) when the outdoor dry bulb temperature is lower than 65 degrees F (18 degrees C) but not lower than 0 degrees F (-13 degrees C).

2. To maintain comfort cooling for an average indoor dry bulb temperature of not more than 78 degrees F when the outside dry bulb temperature is 95 degrees F (24 degrees C).

3. During the intermediate seasons, when the outside dry bulb temperature is below 55 degrees (13 degrees C), cooling will be provided by outside air usage in conjunction with operating of return air, outside air and exhaust air dampers.

4. To furnish not less than .10 cubic foot of fresh air per minute per square foot of rentable area, and between .20 and 1.0 cubic feet of total air per minute, per square foot of rentable occupied space.

5. Lessor will not be responsible for the failure of the air-conditioning system if such failure results from (i) the occupancy of the Premises with more than an average of one (1) person for each one hundred (100) usable square feet of floor area (ii) the installation or operation by Lessee of machines and appliances, the installed electrical load of which when combined with the load of all lighting fixtures exceeds five
         (5) watts per square foot of floor area and in any manner exceeding the aforementioned occupancy and electrical load criteria, or (iii) rearrangement of partitioning after the initial preparation of the Premises. If interference with normal operation of the air-conditioning system in the Premises results, necessitating changes in the air conditioning system servicing the Premises, such changes shall be made by Lessor upon written notice to Lessee at Lessees sole cost and expense. Lessee agrees to lower and close window coverings when necessary because of the suns position whenever the air conditioning system is in operation, and Lessee agrees at all times to cooperate fully with Lessor and to abide by all the Rules and Regulations attached hereto as well as reasonable rules and regulations which Lessor may hereafter prescribe involving the air-conditioning system.

                                    EXHIBIT D

                                CLEANING SERVICES
                             (Five Nights Per Week)

LESSEE'S PREMISES

1.       Vacuum clean all carpeted areas.

2.       Sweep and dust mop all non-carpeted areas. Wet mop whenever necessary.

3. All office furniture such as desks, chairs, files, filing cabinets, etc. shall be dusted with a clean treated dust cloth whenever necessary and only if such surfaces are clear of Lessee's personal property including but not limited to plants.

4.       Empty and wash ashtrays.

5.       Empty wastepaper baskets and remove waste to the designated areas.

6. All vertical surfaces within arms reach shall be spot cleaned to remove finger marks and smudges. Baseboard and window sills are to be spot cleaned whenever necessary.

7. All cleaning of cafeterias, vending areas, kitchen facilities are excluded. Lessee may make necessary arrangements for same directly with Lessor's cleaning maintenance company.

8. Cleaning hours shall be Monday through Friday between 5:30 p.m. and 11:00 p.m.

9.       No cleaning service is provided on Saturday, Sunday and Building
         Holidays.

10. Cartons or refuse in excess which can not be placed in wastebaskets will not be removed. Lessee is responsible to place such unusual refuse in trash dumpster.

11. Cleaning maintenance company will not remove nor clean tea, office cups or similar containers. If such liquids are spilled in waste baskets, the waste baskets will be emptied but not otherwise cleaned. Lessor will not be responsible for any stained carpet caused from liquids leaking or spilling from Lessee's wastepaper receptacles.

12. Upon completion of cleaning, all lights will be turned off and doors locked leaving the Premises in an orderly condition.

13. Glass entrance doors will be cleaned nightly. Interior glass doors or glass partitions are excluded. Lessee may make arrangements for same with Lessor's cleaning maintenance company.

COMMON AREAS

1. Vacuum all carpeting in entrance lobbies, outdoor mats and all corridors.

2. Wash glass doors in entrance lobby with a clean damp cloth and dry towel.

3. Clean cigarette urns. Sweep and/or wet mop all resilient tile flooring. Hard surface floors such as quarry tile, etc., shall be cleaned nightly.

4.       Wash, clean and disinfect water fountains.

5.       Clean all elevators and stairwells.

6.       Lavatories -- Men and Women.

         a. Floors in all lavatories shall be wet mopped each evening with a germicidal detergent to ensure a clean and germ free surface.

         b. Wash and polish all mirrors, shelves, bright work including any piping and toilet seats. c. Wash and disinfect wash basins and sinks using a germicidal detergent.

         d.   Wash and disinfect toilet bowls and urinals.

         e. Keep lavatory partitions, tiled walls, dispensers and receptacles in a clean condition using a germicidal detergent when necessary.

         f.   Empty and sanitize sanitary disposal receptacles.

         g. Fill toilet tissue holders, towel dispensers and soap dispensers. Refills to be supplied by Lessor.

7.       Clean all air ventilation grill work in ceilings.

                                    EXHIBIT E

                                BUILDING HOLIDAYS

                                 BUILDING CLOSED

                               * NEW YEAR'S DAY *

                                * MEMORIAL DAY *

                              * INDEPENDENCE DAY *

                                  * LABOR DAY *

                              * THANKSGIVING DAY *

                                * CHRISTMAS DAY *

                                    EXHIBIT F

                           TENANT ESTOPPEL CERTIFICATE

TO:  MORTGAGEE and/or its affiliates and/or whom else it may concern:

1. The undersigned is the Lessee (Tenant) under that certain Lease dated by and between CALI AIRPORT REALTY ASSOCIATES, L.P. as Lessor (Landlord) and BLUESTONE SOFTWARE, INC., as Lessee, covering those certain premises commonly known and designated as 23,957 r.s.f. on the third (3) floor of 300 Stevens Drive, Lester, PA.

2. The Lease has not been modified, changed, altered or amended in any respect (except as indicated following this sentence) and is the only Lease or agreement between the undersigned and the Lessor affecting said premises. If none, state "none".

3. The undersigned has made no agreements with Lessor or its agents or employees concerning free rent, partial rent, rebate of rental payments or any other type of rental concession (except as indicated following this sentence). If none, state "none".

4. The undersigned has accepted and now occupies the premises, and is and has been open for business since , l99_. The Lease term began , 199_, and the rent for said premises has been paid to and including , 199_ in conformity with this Lease agreement. No rent has been prepaid for more than two (2) months. The fixed minimum rent being paid as above is $ __________ per month. If Lessee is not in full possession, whether Lessee has assigned the Lease, sublet all or any portion of the Premises, or otherwise transferred any interest in the Lease or the Premises, Lessee agrees to provide a copy of such assignment, sublease, or transfer upon request.

5. The Lease is not in default and is in full force and effect. As of the date hereof, the undersigned is entitled to no credit, no free rent and no offset or deduction in rent.

6. All alterations, improvements, additions, build-outs, or construction required to be performed under the Lease have been completed in accordance with the terms of the Workletter attached to Lease as Exhibit C.

7. The Lease does not contain and the undersigned doesn't have any outstanding options or rights of first refusal to purchase the premises or any part thereof or the real property of which the premises are a part.

8. No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any State thereof.

9. There are currently no valid defenses, counterclaims, off-sets, credits, deductions in rent, or claims against the enforcement of any of the agreements, terms, or conditions of the Lease.

10. The undersigned acknowledges that all the interest of Lessor in and to the above-mentioned Lease is being duly assigned to MORTGAGEE or one of its affiliates hereunder and that pursuant to the terms thereof (i) all rental payments under said Lease shall continue to be paid to Lessor in accordance with the terms of the Lease unless and until you are otherwise notified in writing by MORTGAGEE, or its successor or assigns and (ii) no modification, revision, or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of such mortgagee is first obtained.

11. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of the Lessee.

Dated this ________ day of __________________ , 199__

BLUESTONE SOFTWARE, INC.,

LESSEE


-----------------------------
Name:
Title:

                                    EXHIBIT G

                           COMMENCEMENT DATE AGREEMENT

1.       PARTIES

         1.1 THIS AGREEMENT made the _________day of ________, 199__ is by and between CALI AIRPORT REALTY ASSOCIATES, L.P. ("Lessor") whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and BLUESTONE SOFTWARE, INC. ("Lessee") whose address is 300 Stevens Drive, Lester, Pennsylvania.

2.       STATEMENT OF FACTS

         2.1 Lessor and Lessee entered into a Lease dated October __, 1999 ("Lease") setting forth the terms of occupancy by Lessee of approximately 23,957 gross rentable square feet on the third (3rd) floor ("Premises") at 300 Stevens Drive, Lester, PA ("Building"); and

         2.2 The Term of the Lease is for seven years and six months with the Commencement Date of the initial Term being defined in the Preamble to the Lease as being subject to change under Articles 27 and 43 thereof; and

         2.3 It has been determined in accordance with the provisions of Articles 27 and 43 of the Lease that ___________, 1999 is the Commencement Date of the Term of the Lease.

3.       AGREEMENT

              NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, Lessor and Lessee agree as follows:

         3.1 The Commencement Date of the Term of the Lease is ___________ , 1999 and the Expiration Date thereof is _____________ , 2000 and Articles 6 and 9 of the Preamble to the Lease shall be deemed amended accordingly.

         3.2 Article 10 of the Preamble to the Lease shall be deemed amended as follows:

         3.3 This Agreement is executed by the parties hereto for the purpose of providing a record of the Commencement and Expiration Dates of the Lease, adjust the Term of the Lease and Fixed Basic Rent amount accordingly.

         EXCEPT AS EXPRESSLY AMENDED HEREIN, the Lease covering the Premises shall remain in full force and effect as if the same were set forth in full herein and Lessor and Lessee hereby ratify and confirm all the terms and conditions thereof.

         THIS AGREEMENT shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

         EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

         IN WITNESS THEREOF, Lessor and Lessee have hereunto set their hands and seals the date and year first above written and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this Agreement.

CALI AIRPORT REALTY                         BLUESTONE SOFTWARE, INC.,
ASSOCIATES, L.P., LESSOR                    LESSEE

By:  Mack-Cali Sub XVIII, Inc.,
     Managing General Partner

By:                                         By:
   -------------------------------------       ------------------------
   John J. Crandall,                           Name:
   Vice President-Leasing, PA/NJ Region        Title:

                                    EXHIBIT H

                              LETTER OF CREDIT FORM

                                                        Bank:
                                                             -------------------
                                                        Date:
                                                             -------------------

c/o Mack-Cali Realty Corporation
11 Commerce Drive
Cranford, New Jersey 07016

RE:  Irrevocable, Clean Letter of Credit No.
                                            ------------------------------------

Gentlemen:

At the request of ____________________________ (herein the "Company") we, as drawee, hereby establish our Irrevocable Letter of Credit No.
_______________________ in your favor and authorize you to draw on us up to an aggregate sum of ___________________________, available by your drafts at sight as of ___________________.

All drafts must be presented at our office at our close of business not later than ___________________, together with a statement signed by a duly authorized representative of ___________________, (or duly authorized designee of any subsequent holder of this credit) (herein the "Beneficiary") certifying that the Beneficiary is entitled to draw such draft pursuant to a Lease Agreement between it and the Company dated ________________________. Reference in this credit to a Lease Agreement dated __________________ is for identification purposes only, and the terms and conditions of same are not incorporated in nor made part of this credit. We hereby engage with you (and any subsequent holder of this credit) that we shall accept said statement as binding, correct and conclusive without verification or investigation as to the accuracy, veracity, correctness, genuineness or validity of the same.

If this credit is not renewed on or before the last date for presentation of drafts for an additional period not less than twelve (12) months on an ongoing basis throughout the term of the Lease Agreement, the amount of this credit shall be paid to the Beneficiary upon demand, notwithstanding that such demand may be made up to thirty (30) days after the last date for presentation of drafts.

Should the Beneficiary not make demand for payment within the specified period, then the Letter of Credit shall be automatically renewed for an additional twelve (12) month period for each succeeding year until ___________________________ or thirty (30) days after the expiration or sooner termination of the aforesaid Lease Agreement, whichever occurs later.

No charges are payable by the Beneficiary. All charges are for the account of the Company.

We hereby engage with the drawers, endorsers and bona fide holders of all drafts drawn under and in compliance with the terms of this Letter of Credit that such drafts will be duly honored upon presentation to the drawee.

This Letter of Credit is subject to the "Uniform Customs and Practice for Documentary Credits" _________________________. International Chamber of Commerce Brochure, No.___________________.

Address all drafts, documents and correspondence regarding this Letter of Credit to ___________________ at the above address, mentioning specifically our Letter of Credit No.__________________.


                                  Very truly yours,

                                   SCHEDULE 1

                            FIXED BASIC RENT PAYMENTS


--------------------------------------------------------------------------------
        TERM YEAR                   YEARLY RATE               MONTHLY RATE
--------------------------------------------------------------------------------
1/1/2000 through 12/31/2000         $485,398.00               For January 1
                                                              through May 31,
                                                              2000 - $30,000
                                                             for June 1 through
                                                               December 31,
                                                               2000 - $47,914
--------------------------------------------------------------------------------
1/1/2001 through 12/31/2001         $586,946.50                  $48,912.21
--------------------------------------------------------------------------------
1/1/2002 through 12/31/2002         $598,925.00                  $49,910.42
--------------------------------------------------------------------------------
1/1/2003 through 12/31/2003         $610,903.50                  $50,908.63
--------------------------------------------------------------------------------
1/1/2004 through 12/31/2004         $622,882.00                  $51,906.83
--------------------------------------------------------------------------------
1/1/2005 through 12/31/2005         $634,860.50                  $52,905.04
--------------------------------------------------------------------------------
1/1/2006 through 12/31/2006         $646,839.00                  $53,903.25
--------------------------------------------------------------------------------
1/1/2007 through 6/30/2007          $329,408.75 (6 months)       $54,901.46
--------------------------------------------------------------------------------
                                    Total:  $4,516,163.25
--------------------------------------------------------------------------------



CALI AIRPORT REALTY                         BLUESTONE SOFTWARE, INC.
ASSOCIATES, L.P.

By: Mack-Cali Sub XVIII, Inc.,
    Managing General Partner

By:                                         By:
   --------------------------------           -------------------------
    James G. Nugent                             Craig Huke
    Senior Vice President - Leasing             Chief Financial Officer